EXECUTION COPY

3-YEAR CREDIT AGREEMENT

Dated as of July 16, 2008

among

HARLEY-DAVIDSON, INC. and HARLEY-DAVIDSON FUNDING CORP., as the U.S. Borrowers,

HARLEY-DAVIDSON FINANCIAL SERVICES EUROPE LIMITED, as the U.K. Borrower,

and

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC., as the Canadian Borrower,

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.,

HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC. and

HARLEY-DAVIDSON CREDIT CORP.,
as Guarantors,

THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
as Lenders,

JPMORGAN CHASE BANK, N.A.,
as Global Administrative Agent and Global Swing Line Lender,

CITIBANK, N.A.,
as Syndication Agent and

ABN AMRO BANK N.V., BNP PARIBAS and DEUTSCHE BANK AG, NEW YORK BRANCH,
as Documentation Agents

J.P. MORGAN SECURITIES INC. AND CITIGROUP GLOBAL MARKETS, INC.,
as Co-Lead Arrangers

and

J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS, INC.,
ABN AMRO BANK N.V., BNP PARIBAS SECURITIES CORP.
and DEUTSCHE BANK SECURITIES INC.,
as Joint Book Runners

i

ARTICLE IV		CONDITIONS PRECEDENT	56
	4.1	Initial Loans	56
	4.2	Each Loan	57
	4.3	Initial Advance to the Canadian Borrower	57
ARTICLE V		REPRESENTATIONS AND WARRANTIES	58
	5.1	Representations and Warranties	58
ARTICLE VI		COVENANTS	59
	6.1	Affirmative Covenants	59
	6.2	Negative Covenants	61
	6.3	Financial Covenants	63
ARTICLE VII		DEFAULTS	64
	7.1	Defaults	64
ARTICLE VIII		ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS	66
		AND REMEDIES
	8.1	Remedies	66
	8.2	Defaulting Lender	67
	8.3	Amendments	68
	8.4	Preservation of Rights	69
ARTICLE IX		GENERAL PROVISIONS	70
	9.1	Survival of Representations	70
	9.2	Governmental Regulation	70
	9.3	Headings	70
	9.4	Entire Agreement	70
	9.5	Several Obligations; Benefits of this Agreement	70
	9.6	Expenses; Indemnification	70
	9.7	Numbers of Documents	71
	9.8	Accounting	72
	9.9	Severability of Provisions	72
	9.10	Nonliability of Lenders	72
	9.11	CHOICE OF LAW AND SUBMISSION TO JURISDICTION	72
	9.12	WAIVER OF JURY TRIAL	72
	9.13	No Strict Construction	73
	9.14	USA PATRIOT ACT	73
	9.15	Service of Process	73
ARTICLE X		THE GLOBAL ADMINISTRATIVE AGENT	73
	10.1	Appointment; Nature of Relationship	73
	10.2	Powers	74
	10.3	General Immunity	74

	10.4	No Responsibility for Loans, Creditworthiness, Recitals, Etc.	74
	10.5	Action on Instructions of Lenders	74
	10.6	Employment of the Global Administrative Agent and Counsel	75
	10.7	Reliance on Documents; Counsel	75
	10.8	The Global Administrative Agent's Reimbursement and Indemnification	75
	10.9	Rights as a Lender	75
	10.10	Lender Credit Decision	75
	10.11	Successor Global Administrative Agent	76
	10.12	Co-Agents, Documentation Agent, Syndication Agent, etc	76
ARTICLE XI		SETOFF; RATABLE PAYMENTS	76
	11.1	Setoff	76
	11.2	Ratable Payments	76
ARTICLE XII		GUARANTEE	77
ARTICLE XIII		BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	80
	13.1	Successors and Assigns	80
	13.2	Participations	80
	13.3	Assignments	81
	13.4	Confidentiality	82
	13.5	Dissemination of Information	83
	13.6	Non-Use of HDFS’ Licensed Marks	83
ARTICLE XIV		NOTICES	83
	14.1	Giving Notice	83
	14.2	Change of Address	84
ARTICLE XV		COUNTERPARTS	84
	15.1	Counterparts	84

EXHIBITS AND SCHEDULES

Exhibits

EXHIBIT A	--	Commitments
(Definitions)
EXHIBIT B-1	--	Form of Syndicated Global Note
(Definitions)
EXHIBIT B-2	--	Form of Bid Rate Note
(Definitions)
EXHIBIT C	--	Form of Assignment Agreement
(§ 13.3)
EXHIBIT D	--	List of Closing Documents
(§ 4.1)
EXHIBIT E	--	Form of Syndicated Canadian Addendum
(Definitions)
EXHIBIT F	--	Form of Commitment and Acceptance
(§ 2.4(b))

Schedules

Schedule I	--	Funding Protocols re: Syndicated Global Loans and Syndicated Canadian Loans (Definitions, § 2.6)
Schedule II	--	Funding Protocols re: Swing Line Loans (§ 2.9)
Schedule III	--	Mandatory Cost (Definitions)
Schedule IV	--	Intercompany Subordination Terms (Definitions)
Schedule 6.2.1(c)	--	Liens (§ 6.2.1(c))

v

3-YEAR CREDIT AGREEMENT

        This 3-Year Credit Agreement dated as of July 16, 2008 is entered into among Harley-Davidson, Inc., a Wisconsin corporation, Harley-Davidson Funding Corp., a Nevada corporation, Harley-Davidson Financial Services Europe Limited (company number 04392735), a company incorporated under the laws of England and Wales, Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada, Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Financial Services International, Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an assignment and assumption pursuant to Section 13.3, JPMorgan Chase Bank, N.A., as the Global Administrative Agent and the Global Swing Line Lender, Citibank, N.A., in its capacity as Syndication Agent and ABN AMRO Bank N.V., BNP Paribas and Deutsche Bank AG, New York Branch, each in its capacity as a Documentation Agent. The parties hereto agree as follows:

ARTICLE I DEFINITIONS

        1.1 Certain Defined Terms. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

        As used in this Agreement:>

“Absolute Rate Auction” has the meaning specified in Section 2.10(b)(i) hereof.

“Advance” means a Bid Rate Advance, Syndicated Canadian Advance or Syndicated Global Advance.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, membership, ownership or other equity interests, by contract or otherwise.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) so long as each such currency remains an Eligible Currency, Pounds Sterling, Canadian Dollars and Swiss Francs and (iv) any other Eligible Currency which any Global Borrower requests the Global Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to each Syndicated Global Lender; provided that the Global Administrative Agent shall promptly notify each Syndicated Global Lender of each such request and each Syndicated Global Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Global Administrative Agent within five (5) Business Days from the date of such notification by the Global Administrative Agent to such Syndicated Global Lender.

“Aggregate Commitment” means the aggregate of the Commitments of all the Syndicated Global Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $950,000,000.

“Aggregate Outstanding Credit Exposure” is defined in Section 2.4(b)(ii) hereof.

“Agreement” means this 3-Year Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used by Harley in its preparation of its audited financial statements for the year ended December 31, 2007 (except for changes to such application as are concurred on by Harley’s independent public accountants); provided that, if Harley notifies the Global Administrative Agent that Harley wishes to amend Section 6.3 to eliminate the effect of any change in Agreement Accounting Principles on the operation of such covenant (or if the Global Administrative Agent notifies Harley that the Required Lenders wish to amend Section 6.3 for such purpose), then Harley’s compliance with such section shall be determined on the basis of Agreement Accounting Principles in effect immediately before the relevant change in Agreement Accounting Principles became effective, until either such notice is withdrawn or such Section is amended in a manner satisfactory to Harley and the Required Lenders.

“Alternate Base Rate” means, for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Prime Rate in effect on such day; and (b) the sum of one-half of one percent (0.50%) and the Federal Funds Effective Rate in effect on such day. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum announced from time to time by JPMorgan Chase Bank, N.A. or its parent as its prime rate (which is not necessarily the lowest rate charged to any customers) in effect at its principal office in New York City, changing when and as said prime rate changes; provided that, with respect to Base Rate Loans and Base Rate Advances made by the Syndicated Canadian Banks to the Canadian Borrower, “Prime Rate” shall mean the rate of interest per annum announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate (which is not necessarily the lowest rate charged to any customers) in effect at its principal office in Toronto, Ontario for loans in Dollars in Canada, changing when and as said prime rate changes. Each change in the Prime Rate shall be effective on the date such change is announced as being effective. “Federal Funds Effective Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Global Administrative Agent from three Federal funds brokers of recognized standing selected by the Global Administrative Agent. If for any reason the Global Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Global Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

“Applicable Agreed Currency” means (i) Dollars, euro and, so long as such currency remains an Eligible Currency, Canadian Dollars, Pounds Sterling and Swiss Francs in the case of Syndicated Global Loans to the U.S. Borrowers, (ii) Dollars, euro and, so long as such currency remains an Eligible Currency, Pounds Sterling and Swiss Francs in the case of Syndicated Global Loans to the U.K. Borrower and (iii) any other Agreed Currency described in clause (iv) of the definition of Agreed Currency.

“Applicable Commitment Fee” is defined in Section 2.6(b) hereof.

“Applicable Margin”is defined in Section 2.6(b) hereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means J.P. Morgan Securities Inc. or Citigroup Global Markets, Inc. and “Arrangers” means, collectively, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc.

“Authorized Officer” means any of the chief executive officer, chief financial officer, any vice president, controller, treasurer or any other officer of the relevant Borrower from time to time designated by an Authorized Officer in writing to the Global Administrative Agent as an Authorized Officer, acting singly.

“Bankers’ Acceptance Advance”is defined in the Syndicated Canadian Addendum.

“Bankers’ Acceptance Loan”is defined in the Syndicated Canadian Addendum.

“Bankruptcy Code” is defined in Article XII hereof.

“Base Rate Advance” means a Syndicated Global Advance or Syndicated Canadian Advance which in each case bears interest at the Alternate Base Rate.

“Base Rate Loan” means a Syndicated Global Loan, or portion thereof, or Syndicated Canadian Loan, or portion thereof, which in each case bears interest at the Alternate Base Rate.

“Bid Rate Advance” means a borrowing consisting of simultaneous Bid Rate Loans to a Global Borrower in the same currency from each of the Syndicated Global Lenders whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by such Global Borrower under the applicable auction bidding procedure described in Section 2.10.

“Bid Rate Advance Borrowing Notice” is defined in Section 2.10(b)(i) hereof.

“Bid Rate Loan” means a loan by a Syndicated Global Lender to a Global Borrower as part of a Bid Rate Advance resulting from the applicable auction bidding procedure described in Section 2.10.

“Bid Rate Note” means a promissory note of a Global Borrower payable to the order of any Syndicated Global Lender, in substantially the form of Exhibit B-2 hereto, evidencing the indebtedness of such Global Borrower to such Syndicated Global Lender resulting from the Bid Rate Loans made by such Syndicated Global Lender to such Global Borrower.

“Bid Rate Reduction” means the reduction in availability under the Aggregate Commitment as a result of outstanding Bid Rate Loans.

“Borrower” means any of the U.S. Borrowers, the U.K. Borrower or the Canadian Borrower, and “Borrowers” means, collectively, the U.S. Borrowers, the U.K. Borrower and the Canadian Borrower.

“Borrowing Date” means a date on which an Advance or a Loan is made hereunder.

“Borrowing Notice” means a Syndicated Global Advance Borrowing Notice, a Syndicated Canadian Borrowing Notice, a Bid Rate Advance Borrowing Notice, a Canadian Swing Line Borrowing Notice, a U.K. Swing Line Borrowing Notice or a USD Swing Line Borrowing Notice.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are generally open for commercial banking business in New York, New York and on which dealings in United States Dollars and the other Agreed Currencies are carried on in the London interbank market; (ii) with respect to any borrowing or payment of any Canadian Dollar denominated Loan (or any other Loan made by a Syndicated Canadian Bank to the Canadian Borrower), a day (other than a Saturday or Sunday) on which banks are generally open for commercial banking business in Toronto, Ontario; (iii) with respect to any borrowing or payment of any euro denominated Loan, a TARGET Settlement Day; (iv) with respect to any borrowing or payment of any Loan denominated in a currency other than Dollars, Canadian Dollars and Pounds Sterling, a day on which the applicable Eurocurrency Payment Office related to such currency is open for the transaction of domestic and foreign exchange business and (v) for all other purposes a day (other than a Saturday or Sunday) on which banks are generally open for commercial banking business in New York, New York.

“Buying Lender” is defined in Section 2.4(b)(ii) hereof.

“Calculation Date” means (a) the last Business Day of each calendar quarter and (b) solely with respect to any Agreed Currency other than Dollars for a requested new Advance for which an Exchange Rate was not established on the immediately preceding Calculation Date, the Business Day immediately preceding the date on which such Advance is to be made; provided that the Global Administrative Agent may in addition designate the last day of any calendar month as a Calculation Date if it reasonably determines that there has been significant volatility in the foreign currency markets since the most recent Calculation Date.

“Canadian Borrower” means Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada, together with its successors and permitted assigns.

“Canadian Dollars” and “Cdn. $” means the lawful currency of Canada.

“Canadian Dollar Sublimit” means $400,000,000.

“Canadian Prime Rate” means, as of any day, the higher of (i) the rate of interest per annum publicly announced from time to time by the Global Administrative Agent at is principal office in Toronto, Ontario, as its “prime rate” for loans in Canadian Dollars in Canada, as in effect on such day, which rate may or may not be the lowest rate charged by the Global Administrative Agent to any of its customers and which Canadian Prime Rate shall change simultaneously with any change in such announced rate and (ii) the sum of one percent (1%) plus one-month CDOR in effect on such day.

“Canadian Prime Rate Advance” means an Advance which bears interest at the Canadian Prime Rate.

“Canadian Prime Rate Loan” means a Loan which bears interest at the Canadian Prime Rate.

“Canadian Swing Line Borrowing Notice” is defined in Section 2.9.2 hereof.

“Canadian Swing Line Commitment” means the obligation of the Global Swing Line Lender to make Canadian Swing Line Loans to the Canadian Borrower and the U.S. Borrowers, as requested by the Canadian Borrower or a U.S. Borrower pursuant to Section 2.9, up to a maximum principal amount of Cdn. $20,000,000 in the aggregate and on a cumulative basis at any one time outstanding.

“Canadian Swing Line Loan” means a Canadian Dollar denominated loan or Bankers’ Acceptance Loan made available to the Canadian Borrower or a U.S. Borrower by the Global Swing Line Lender pursuant to Section 2.9.2.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“CDOR” means the “CDOR Rate” (as such term is defined in the Syndicated Canadian Addendum).

“CDOR Advance” means a Canadian Dollar denominated Syndicated Canadian Advance which is a Bankers’ Acceptance Advance.

“CDOR Loan” means a Canadian Dollar denominated Syndicated Canadian Loan or Canadian Swing Line Loan (which is in each case a Bankers’ Acceptance Loan) to the Canadian Borrower, or a portion thereof.

“Change” is defined in Section 3.2 hereof.

“Change of Control” means any transaction or event as a result of which: (a) (i) any Person or two or more Persons acting in concert (other than any Related Person) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Harley (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of Harley; or (ii) during any period of up to 12 consecutive calendar months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of Harley shall cease for any reason to constitute a majority of the board of directors of Harley (except to the extent that individuals who, at the beginning of such 12-month period, were directors of Harley were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of Harley or (y) nominated for election by a majority of the remaining members of the board of directors of Harley and thereafter elected as directors by the shareholders of Harley) or (b) (i) Harley, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, in the aggregate, at least fifty-one percent (51%) of the issued and outstanding class or classes of Voting Stock of HDFS (such percentage measured by voting power rather than number of shares), (ii) HDFS, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, all of the issued and outstanding Voting Stock of HDCC, (iii) HDCC, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, all of the issued and outstanding Voting Stock of HDFC or (iv) HDFS, directly or through one or more Subsidiaries, shall cease to own of record and beneficially, with sole voting power, all of the issued and outstanding Voting Stock of any Foreign Borrower.

“Closing Date” means July 16, 2008.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commission” means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

“Commitment” means, for each Syndicated Global Lender, the obligation of such Syndicated Global Lender to make Syndicated Global Loans and to purchase participations in Swing Line Loans and Syndicated Canadian Loans in an amount not exceeding the Dollar Amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading “Commitment” or contained in the assignment and assumption by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and assumption.

“Commitment Increase Notice” is defined in Section 2.4(b)(i) hereof.

“Company” means any Borrower or Guarantor, individually, and “Companies” means each of the Borrowers and Guarantors, collectively.

“Consolidated” refers to the consolidation of accounts in accordance with Agreement Accounting Principles.

“Consolidated Debt” is defined in Section 6.3(A) hereof.

“Consolidated EBITDA”is defined in Section 6.3(A) hereof.

“Consolidated Equity” is defined in Section 6.3(A) hereof.

“Consolidated Interest Expense” is defined in Section 6.3(A) hereof.

“Consolidated Net Income” of any Person for any period means the Consolidated net income (or loss) of such Person for such period, as shall be determined in accordance with Agreement Accounting Principles.

“Consolidated Net Worth” of any Person means such Person’s Consolidated shareholders’ equity, as shall be determined in accordance with Agreement Accounting Principles.

“Consolidated Tangible Net Worth” is defined in Section 6.3(A) hereof.

“Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

“Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

“Conversion/Continuation Notice” is defined in Section 2.8(D) hereof.

“Cure Loan” is defined in Section 8.2 hereof.

“Default” means an event described in Article VII hereof.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

“Effective Commitment Amount” is defined in Section 2.4(b)(i) hereof.

“Eligible Currency” means any currency other than Dollars or euro that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country’s currency is, in the determination of the Global Administrative Agent, no longer readily available or freely traded or as to which, in the determination of the Global Administrative Agent, an Equivalent Amount is not readily calculable, then the Global Administrative Agent shall promptly notify the Syndicated Global Lenders and each Global Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as all of the Syndicated Global Lenders (in the case of an Agreed Currency) agree to reinstate such country’s currency as an Agreed Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Global Administrative Agent, the applicable Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms contained in Article II.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equivalent Amount” of any currency other than Dollars at any date shall mean the equivalent in Dollars of such currency, calculated on the basis of the Exchange Rate then in effect with respect to such currency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of Harley’s controlled group, or under common control with Harley, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of Harley or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by Harley or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“EURIBOR” means the applicable interest rate per annum determined by the Banking Federation of the European Union for deposits in euro appearing on the applicable EURIBOR Reference Page on such day (or if such day is not a Business Day, on the immediately preceding Business Day) as of the applicable EURIBOR Fixing Time, in the approximate amount of the pro rata share of the Global Administrative Agent (or any of its Affiliates) of the applicable Eurocurrency Rate Advance or Swing Line Loan, and, in each case, having a maturity approximately equal to the requested Interest Period; provided that, (i) if the applicable EURIBOR Reference Page is not available to the Global Administrative Agent at or about the EURIBOR Fixing Time for any reason, the applicable EURIBOR for the relevant Interest Period shall instead be the applicable rate for deposits in euro offered to leading banks in the euro-zone interbank market as reported by any other generally recognized financial information service specified by the Global Administrative Agent as of the applicable EURIBOR Fixing Time, and having a maturity approximately equal to such Interest Period, and (ii) if no such rate is available, the applicable EURIBOR for the relevant Interest Period shall instead be the interest rate per annum equal to the arithmetic mean determined by the Global Administrative Agent (rounded upwards to the nearest .001%) of the rates per annum at which deposits in euro are offered by three (3) leading banks in the euro-zone interbank market at the applicable EURIBOR Fixing Time to other leading banks in the euro-zone interbank market in the approximate amount of JPMorgan Chase Bank, N.A.‘s (or any of its Affiliates) relevant Eurocurrency Rate Loan or Swing Line Loan having a maturity approximately equal to such Interest Period.

“EURIBOR Fixing Time” means the relevant currency fixing date and/or time described in Schedule I and Schedule II.

“EURIBOR Reference Page” means the relevant page on the relevant screen described in Schedule I and Schedule II, including in each case any successor or substitute screen, as applicable, providing rate quotations comparable to those currently provided on such screen, as determined by the Global Administrative Agent from time to time for purposes of providing quotations of interest rates at which deposits in euro are offered to leading banks in the euro-zone interbank market.

“euro” means the single currency of the participating member states of the European Union.

“Eurocurrency Base Rate” means, with respect to any Eurocurrency Rate Advance or any Swing Line Loan for any specified Interest Period, or a Bid Rate Advance pursuant to an Indexed Rate Auction for an Interest Period designated by the relevant Borrower, in each case with respect to an Applicable Agreed Currency, (i) LIBOR with respect to any such currency other than euro and (ii) EURIBOR solely with respect to euro.

“Eurocurrency Payment Office” of the Global Administrative Agent shall mean, for each of the Agreed Currencies, the office, branch or affiliate of the Global Administrative Agent, as it may from time to time specify to Harley and each Syndicated Global Lender as its Eurocurrency Payment Office.

“Eurocurrency Rate” means, with respect to a Swing Line Loan, a Eurocurrency Rate Loan and a Eurocurrency Rate Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin, plus (iii) in the case of Loans and Advances by a Lender from its office or branch in England, the Mandatory Cost. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

“Eurocurrency Rate Advance” means a Syndicated Global Advance or Syndicated Canadian Advance which bears interest at the Eurocurrency Rate.

“Eurocurrency Rate Loan” means a Swing Line Loan, Syndicated Global Loan or Syndicated Canadian Loan, or portion thereof, which bears interest at the Eurocurrency Rate.

“Exchange Rate” means with respect to any currency other than Dollars on a particular date, the rate at which such currency may be exchanged into Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Global Administrative Agent in the London interbank market (or other market where the Global Administrative Agent’s foreign currency exchange operations in respect of such currency are then being conducted) for such currency at or about 1:00 p.m. local time, on such date for the purchase of Dollars with such currency; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Global Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Global Administrative Agent, taxes imposed on (or measured by) its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Global Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Global Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Existing Credit Agreements” means (i) that certain Credit Agreement dated as of September 16, 2004 among inter alia HDFC, the lenders party thereto and JPMorgan Chase Bank, N.A. as global administrative agent, as such agreement has been amended or otherwise modified prior to the Closing Date and (ii) that certain Credit Agreement dated as of February 20, 2008 among inter alia HDFC, the lenders party thereto and JPMorgan Chase Bank, N.A. as global administrative agent, as such agreement has been amended or otherwise modified prior to the Closing Date.

“Federal Funds Effective Rate” shall have the meaning assigned to that term in the definition of Alternate Base Rate above.

“Finance Receivables” means dealer wholesale receivables, retail installment contracts, promissory notes, retail leases, charge accounts or other receivables, chattel paper or other similar financial assets originated, acquired or serviced in the ordinary course of business by any of the Companies or their Subsidiaries and shall include all related collateral and assets and any retained assets in respect of any of the foregoing.

“Finance Receivables Subsidiary” means a special purpose, bankruptcy remote corporation, partnership, limited liability company or trust which is wholly-owned, directly or indirectly, by any one or more of the Companies, and which is formed for the sole and exclusive purpose of (i) purchasing or otherwise acquiring Finance Receivables from one or more of the Companies or their respective Subsidiaries, (ii) financing such purchases or otherwise facilitating a Permitted Finance Receivables Securitization and (iii) conducting activities related thereto.

“Finco” means HDFS, HDCC and HDFC.

“Fixed Rate Advance” means a Eurocurrency Rate Advance or a CDOR Advance.

“Fixed Rate Loan” means a Eurocurrency Rate Loan or a CDOR Loan, as applicable.

“Fixed Rate Swing Line Loan” means a U.K. Swing Line Loan which bears interest at the Eurocurrency Rate or a Canadian Swing Line Loan which bears interest at CDOR.

“Floating Rate” means the Canadian Prime Rate or the Alternate Base Rate, as applicable.

“Floating Rate Advance” means a Canadian Prime Rate Advance or Base Rate Advance, as applicable.

“Floating Rate Loan” means a Syndicated Global Loan or Syndicated Canadian Loan, or portion thereof, or a Swing Line Loan, in each case which bears interest at the Alternate Base Rate, the Canadian Prime Rate or any other floating rate, as applicable, plus the Floating Rate Margin (if any).

“Floating Rate Margin” means a rate per annum equal to the amount (if any) by which the Applicable Margin exceeds 1.00%.

“Foreign Borrower” means the Canadian Borrower or the U.K. Borrower and “Foreign Borrowers” means, collectively, the Canadian Borrower and the U.K. Borrower.

“Global Administrative Agent” means JPMorgan Chase Bank, N.A. (including any office, branch or affiliate of JPMorgan Chase Bank, N.A.) in its capacity as contractual representative for itself and the Lenders pursuant to Article X hereof and any successor Global Administrative Agent appointed pursuant to Article X hereof.

“Global Borrower” means either of the U.S. Borrowers or the U.K. Borrower and “Global Borrowers” means, collectively, the U.S. Borrowers and the U.K. Borrower, in each case together with its respective successors and permitted assigns.

“Global Rate Option” means the Eurocurrency Rate or Alternate Base Rate.

“Global Swing Line Lender” means JPMorgan Chase Bank, N.A. (including any office, branch or affiliate of JPMorgan Chase Bank, N.A.); provided that the Global Swing Line Lender in respect of Canadian Swing Line Loans or USD Swing Line Loans to the Canadian Borrower shall mean JPMorgan Chase Bank, N.A. or any of its offices, branches and affiliates, in each case, resident in Canada within the meaning of the Income Tax Act (Canada).

“Governmental Authority” means any nation or government, any monetary authority, any federal, state, provincial, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” is defined in Article XII hereof.

“Guarantor” means any of HDFS, HDCC or HDFSI and “Guarantors” means each of HDFS, HDCC and HDFSI and in each such case their respective successors and permitted assigns.

“Harley” means Harley-Davidson, Inc., a Wisconsin corporation, and its successors and assigns.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“HDCC” means Harley-Davidson Credit Corp., a Nevada corporation, and its successors and permitted assigns.

“HDFC” means Harley-Davidson Funding Corp., a Nevada corporation, and its successors and permitted assigns.

“HDFS” means Harley-Davidson Financial Services, Inc., a Delaware corporation, and its successors and permitted assigns.

“HDFSI” means Harley-Davidson Financial Services International, Inc., a Delaware corporation, and its successors and permitted assigns.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“HMRC” means the United Kingdom H.M. Revenue & Customs.

“Indebtedness” of any Person means, without duplication, (i) any indebtedness of such Person, contingent or otherwise, (a) in respect of borrowed money including all principal, interest, fees and expenses with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (b) evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capitalized Leases) or services, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness); (ii) to the extent not otherwise included in clause (i) above, (a) interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (b) any Capitalized Lease Obligations, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (excluding in any event obligations in respect of Permitted Finance Receivables Securitizations to the extent such obligations would not appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles), (d) Contingent Obligations and (e) net Hedging Obligations. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all uncontingent obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the Property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured (provided that if such Person has not assumed or become liable for the payment of such Indebtedness, it shall be taken into account only to the extent of the book value or fair market value, whichever is greater, of the Property subject to such Indebtedness). Notwithstanding the foregoing, Indebtedness shall exclude (i) obligations in respect of Permitted Finance Receivables Securitizations to the extent such obligations would not appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles, (ii) all intercompany indebtedness, obligations and Contingent Obligations, all to the extent owing by and among one or more of the Companies and their Subsidiaries and (iii) all obligations under the Support Agreement or other support agreements among one or more of the Companies. The amount of Indebtedness of Harley and any Subsidiary hereunder shall be calculated without duplication of guaranty obligations of Harley or any Subsidiary in respect thereof.

“Indemnified Matters” is defined in Section 9.6(B) hereof.

“Indemnitees” is defined in Section 9.6(B) hereof.

“Index” is defined in Section 2.6(b) hereof.

“Indexed Rate Auction” is defined in Section 2.10(b)(i) hereof.

“Interest Coverage Ratio” is defined in Section 6.3(A) hereof.

“Interest Period” means, (a) with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) or six (6) months (or such other period of time as is consented to by each of the Lenders) commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement and (b) with respect to a CDOR Loan, a period selected by the Canadian Borrower in accordance with the Syndicated Canadian Addendum. For Eurocurrency Rate Loans, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter (or such other period of time as is consented to by each of the Lenders); provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth (or other applicable) succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth (or other applicable) succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that for Eurocurrency Rate Loans, if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

“ITA” means the United Kingdom Income Tax Act 2007.

“Lenders” means the lending institutions listed on the signature pages of this Agreement or a Syndicated Canadian Addendum, including each Syndicated Global Lender, the Global Swing Line Lender, each Syndicated Canadian Bank and their respective successors and assigns.

“Lender Increase Notice” is defined in Section 2.4(b)(i) hereof.

“Lending Installation” means, with respect to a Lender or the Global Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Global Administrative Agent.

“Leverage Ratio” is defined in Section 6.3(A) hereof.

“LIBOR” means the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Applicable Agreed Currency or U.K. Swing Line Currency appearing on the applicable LIBOR Reference Page for such Agreed Currency or U.K. Swing Line Currency as of the applicable LIBOR Fixing Time, in the approximate amount of the pro rata share of the Global Administrative Agent (or any of its Affiliates) of the applicable Eurocurrency Rate Loan, Syndicated Canadian Loan or Swing Line Loan or in the case of an Indexed Rate Auction in an amount equal to $1,000,000, and, in each case, having a maturity approximately equal to the requested Interest Period or interest period; providedthat, (i) if the applicable LIBOR Reference Page for such Agreed Currency or U.K. Swing Line Currency is not available to the Global Administrative Agent for any reason at or about the LIBOR Fixing Time, the applicable LIBOR for the relevant Interest Period or interest period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Applicable Agreed Currency or U.K. Swing Line Currency offered to leading banks as reported by any other generally recognized financial information service specified by the Global Administrative Agent as of the applicable LIBOR Fixing Time, and having a maturity approximately equal to such Interest Period or interest period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available, the applicable LIBOR for the relevant Interest Period or interest period shall instead be the rate determined by the Global Administrative Agent to be the rate at which JPMorgan Chase Bank, N.A. offers to place deposits in the Applicable Agreed Currency or U.K. Swing Line Currency with first-class banks in the London interbank market at the applicable LIBOR Fixing Time, in the approximate amount of JPMorgan Chase Bank, N.A.‘s (or any of its Affiliates) relevant Eurocurrency Rate Loan, Swing Line Loan or Syndicated Canadian Loan or in the case of an Indexed Rate Auction in an amount equal to $1,000,000 and, in each case, having a maturity approximately equal to such Interest Period or interest period.

“LIBOR Fixing Time” means the relevant currency fixing date and/or time described in Schedule I and Schedule II.

“LIBOR Reference Page” means the relevant page on the relevant screen described in Schedule I and Schedule II, including in each case any successor or substitute screen, as applicable, providing rate quotations comparable to those currently provided on such screen, as determined by the Global Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market in the relevant currency.

“Lien” means any security interest, lien (statutory or other) or other similar charge or encumbrance of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement (excluding operating leases)).

“Loan” means a Syndicated Global Loan, a Bid Rate Loan, a Syndicated Canadian Loan or a Swing Line Loan.

“Loan Account” is defined in Section 2.14(E) hereof.

“Loan Documents” means this Agreement, the Syndicated Canadian Addendum, the Notes, the Support Agreement and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, in each case as the same may be amended, restated or otherwise modified and in effect from time to time.

“Mandatory Cost” is described in Schedule III hereto.

“Material Adverse Change” means any material adverse change in the financial condition of Harley and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Commission prior to the Closing Date).

“Material Adverse Effect” means any event, development or circumstance that has had a material adverse effect on (a) the financial condition of Harley and its Subsidiaries taken as a whole (excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable specifically to Harley and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Commission prior to the Closing Date) or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Global Administrative Agent and the Lenders thereunder.

“Material Subsidiary” means, at any time, any Subsidiary of Harley with a Net Worth equal to or greater than 5% of Consolidated Net Worth of Harley or Net Income (for the period of four consecutive fiscal quarters then most recently ended) equal to or greater than 10% of Consolidated Net Income (for such period) of Harley; providedthat, if at any time the aggregate amount of Harley’s Consolidated Net Income attributable to Subsidiaries that are not Material Subsidiaries exceeds twenty-five percent (25%) of Harley’s Consolidated Net Income as of the end of any such fiscal quarter, Harley shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Harley or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Harley or any ERISA Affiliate and at least one Person other than Harley and the ERISA Affiliates or (b) was so maintained and in respect of which Harley or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Income” of any Person for any period means the net income (or loss) of such Person for such period, as shall be determined in accordance with Agreement Accounting Principles.

“Net Worth” of any Person means such Person’s consolidated shareholder’s equity, as shall be determined in accordance with Agreement Accounting Principles.

“New Currency” is defined in Section 2.12 hereof.

“Non Pro Rata Loan” is defined in Section 8.2 hereof.

“Non-U.S. Lender” is defined in Section 3.5(iv) hereof.

“Notes” means the Syndicated Global Notes, the Syndicated Canadian Notes and the Bid Rate Notes.

“Notice of Assignment” is defined in Section 13.3(B) hereof.

“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Global Administrative Agent, either Arranger, any Lender, the Global Swing Line Lender, any Syndicated Canadian Bank, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to any Borrower under this Agreement or any other Loan Document.

“Original Currency” is defined in Section 2.12 hereof.

“Other Taxes” is defined in Section 3.5 hereof.

“Outstanding Credit Exposure” is defined in Section 2.4(b)(ii) hereof.

“Overnight Foreign Currency Rate” means, for any amount payable in a currency other than Dollars, the rate of interest per annum as determined by the Global Administrative Agent (or in the case of any amount payable on a Swing Line Loan, the Global Swing Line Lender) at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three Business Days, then for such other period of time as the Global Administrative Agent or Global Swing Line Lender (as applicable) may elect) for delivery in immediately available and freely transferable funds would be offered by the Global Administrative Agent or Global Swing Line Lender (as applicable) to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Loan.

“Participants” is defined in Section 13.2(A) hereof.

“Payment Date” means the last Business Day of each calendar quarter.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.1.2 hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are either (i) not overdue for a period of more than forty-five (45) days or (ii) being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real Property that do not render title to the Property encumbered thereby unmarketable or materially adversely affect the use of such Property for its present purposes; (e) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against any of the Companies or any of their Subsidiaries which do not constitute a Default under Section 7.1(f); (f) Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Companies or any of their Subsidiaries; (g) any interest or title of the lessor in the Property subject to any operating lease entered into by any of the Companies or any of their Subsidiaries in the ordinary course of business; (h) Liens in respect of an agreement to dispose of any asset, to the extent such disposal is permitted by this Agreement; (i) Liens arising under any retention of title arrangements entered into in the ordinary course of business or over goods or documents of title to goods arising in the ordinary course of documentary credit transactions; (j) Liens arising due to any cash pooling, netting or composite accounting arrangements between any one or more of the Borrowers and any of their Subsidiaries or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposits; and (k) customary rights of set off, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where any Borrower or any of its Subsidiaries maintains deposit, disbursement or concentration accounts in the ordinary course of business.

“Permitted Finance Receivables Securitization” means any financial asset financing program providing for the sale, conveyance, pledge or other transfer of Finance Receivables by any of the Companies or their respective Subsidiaries to a trust or to one or more limited purpose finance companies, special purpose entities or financial institutions or other third party investors or financiers, either directly or through one or more Subsidiaries.

“Permitted Securitization Recourse Obligations” of a Person means recourse obligations of such Person with respect to Finance Receivables sold, pledged or otherwise transferred pursuant to a Permitted Finance Receivables Securitization, if and only if such recourse obligations constitute performance guarantees and/or indemnification or repurchase obligations arising as a result of the breach by such Person of a representation, warranty or covenant in respect of such Finance Receivables or otherwise in respect of losses, costs or expenses arising as a result of such Permitted Finance Receivables Securitizations, in each case other than (A) recourse for Finance Receivables uncollectible because of bankruptcy, insolvency, lack of creditworthiness or other mere failure to pay on the part of the obligor with respect to such Finance Receivable, and (B) indemnification or repurchase obligations arising from a representation, warranty or covenant relating to the payment of any Indebtedness incurred or securities issued in connection with such Permitted Finance Receivables Securitization.

“Person” means any natural person, corporation, firm, company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” shall have the meaning assigned to that term in the definition of Alternate Base Rate above.

“Pro Rata Share” means, with respect to any Syndicated Global Lender, the percentage obtained by dividing (A) such Syndicated Global Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, “Pro Rata Share” means, with respect to any Syndicated Global Lender, the percentage obtained by dividing (A) the aggregate outstanding principal Dollar Amount of such Syndicated Global Lender’s (i) Syndicated Global Loans plus (ii) share of the obligation to purchase participations in Swing Line Loans and Syndicated Canadian Loans by (B) the aggregate outstanding principal Dollar Amount of all Syndicated Global Loans, Swing Line Loans and Syndicated Canadian Loans.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Proposed New Lender” is defined in Section 2.4(b)(i) hereof.

“Purchasers” is defined in Section 13.3(A) hereof.

“Qualifying Lender” means (a) a “building society” (as defined for the purpose of section 880 of the ITA) or (b) a Lender which is beneficially entitled to interest payable to that Lender in respect of an Advance or Loan and such Lender is:

(i) a Lender:

(I) which is a “bank” (as defined for the purpose of section 879 of the ITA) making an Advance or Loan; or

(II) in respect of an Advance or Loan made by a Person that was a “bank” (as defined for the purpose of section 879 of the ITA) at the time that such Advance or Loan was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that Advance or Loan; or

(ii) a Lender which is:

(I) a company resident in the United Kingdom for United Kingdom tax purposes;

(II) a partnership each member of which is:

(a) a company resident in the United Kingdom; or

(b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act;

(III) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

(iii) a Treaty Lender.

“Register” is defined in Section 13.3(C) hereof.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Related Person” means each of the following: (a) Harley, (b) any Subsidiary of Harley or (c) any employee benefit plan of Harley or of any Subsidiary of Harley or any Person organized, appointed or established by Harley for or pursuant to the terms of any such plan.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of contaminants through or in the air, soil, surface water or groundwater.

“Required Lenders” means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the applicable Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, “Required Lenders” means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders (without regard to such Lenders’performance of their respective obligations hereunder) whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%).

“Required Syndicated Canadian Banks” means Syndicated Canadian Banks whose Syndicated Canadian Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Syndicated Canadian Pro Rata Share of any Syndicated Canadian Loan requested by the Canadian Borrower which such Syndicated Canadian Banks are obligated to fund under the terms of this Agreement and the Syndicated Canadian Addendum and any such failure has not been cured, then for so long as such failure continues, “Required Syndicated Canadian Banks” means Syndicated Canadian Banks (excluding all Syndicated Canadian Banks whose failure to fund their respective Syndicated Canadian Pro Rata Shares of such Syndicated Canadian Loans has not been so cured) whose Syndicated Canadian Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Syndicated Canadian Pro Rata Shares of such Syndicated Canadian Banks; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement or the Syndicated Canadian Commitments have been terminated pursuant to the terms of this Agreement and the Syndicated Canadian Addendum, “Required Syndicated Canadian Banks” means Syndicated Canadian Banks (without regard to such Syndicated Canadian Banks’ performance of their respective obligations hereunder) whose Syndicated Canadian Pro Rata Shares, in the aggregate, are greater than fifty percent (50%).

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Reset Date” is defined in Section 1.2 hereof.

“Risk-Based Capital Guidelines” is defined in Section 3.2 hereof.

“Selling Lender” is defined in Section 2.4(b)(ii) hereof.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Harley or any ERISA Affiliate and no Person other than Harley and the ERISA Affiliates or (b) was so maintained and in respect of which Harley or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Stamping Fee” is defined in the Syndicated Canadian Addendum.

“Subordinated Indebtedness” is defined in Section 6.3(A) hereof.

“Subordinated Intercompany Indebtedness” means Indebtedness arising from intercompany loans; provided if the obligor on such Indebtedness is one or more of the Companies (whether as a primary obligor or a secondary obligor), such Indebtedness shall be subordinated to the Obligations pursuant to the subordination terms attached as Schedule IV.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, association, trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a direct or indirect Subsidiary of Harley.

“Support Agreement” means the Support Agreement dated as of September 26, 1996 between Harley and HDFS evidencing Harley’s agreement to support certain debts of HDFS and its Subsidiaries, together with and as supplemented by the letter agreement dated as of July 16, 2008 to the Global Administrative Agent from Harley and HDFS pursuant to which certain modifications to the above-referenced Support Agreement were agreed to for the benefit of the Global Administrative Agent and the Lenders.

“Swing Line Commitment” means the Canadian Swing Line Commitment, U.K. Swing Line Commitment or USD Swing Line Commitment, as applicable.

“Swing Line Loan” means a Canadian Swing Line Loan, U.K. Swing Line Loan or USD Swing Line Loan, as applicable, made available to the applicable Borrower by the Global Swing Line Lender pursuant to Section 2.9.

“Swiss Francs” means the lawful currency of Switzerland.

“Syndicated Canadian Addendum” means an addendum substantially in the form of Exhibit E with such modifications thereto as shall be approved by the Global Administrative Agent.

“Syndicated Canadian Advance” means a borrowing consisting of simultaneous Syndicated Canadian Loans (of the same Type, currency and, if relevant, for the same Interest Period) made to the Canadian Borrower by the Syndicated Canadian Banks pursuant to Section 2.2.

“Syndicated Canadian Bank” means any Lender (or any Affiliate, branch or agency thereof) to the extent it is party to a Syndicated Canadian Addendum. If any agency, branch or Affiliate of any Lender shall be a party to the Syndicated Canadian Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall, to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

“Syndicated Canadian Borrowing” means any borrowing consisting of a Loan made to the Canadian Borrower.

“Syndicated Canadian Borrowing Notice” has the meaning specified in Section 2.6(a) hereof.

“Syndicated Canadian Commitment” means, for any Syndicated Canadian Bank, the obligation of such Syndicated Canadian Bank to make Syndicated Canadian Loans not exceeding the Dollar Amount set forth in Exhibit A to this Agreement, as such amount may be modified from time to time pursuant to the terms of this Agreement and/or the Syndicated Canadian Addendum.

“Syndicated Canadian Loan” means any loan or Bankers’ Acceptance Loan made by a Syndicated Canadian Bank to the Canadian Borrower pursuant to Section 2.2 and the Syndicated Canadian Addendum.

“Syndicated Canadian Note” means, to the extent requested, a promissory note of the Canadian Borrower payable to the order of any requesting Syndicated Canadian Bank, in substantially the form attached to the Syndicated Canadian Addendum, evidencing the aggregate indebtedness of the Canadian Borrower to such Syndicated Canadian Bank resulting from the Syndicated Canadian Loans made by such Syndicated Canadian Bank to the Canadian Borrower.

“Syndicated Canadian Pro Rata Share” means, with respect to any Syndicated Canadian Bank, the percentage obtained by dividing (A) such Syndicated Canadian Bank’s Syndicated Canadian Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement and the Syndicated Canadian Commitment) by (B) the aggregate of the Syndicated Canadian Commitments at such time; provided, however, that, if the Syndicated Canadian Commitments have been terminated pursuant to the terms of this Agreement or the Syndicated Canadian Addendum, “Syndicated Canadian Pro Rata Share” means, with respect to any Syndicated Canadian Bank, the percentage obtained by dividing (A) the amount of such Syndicated Canadian Bank’s (i) Syndicated Canadian Loans plus(ii) share of the obligation to purchase participations in Canadian Swing Line Loans to the Canadian Borrower by (B) the aggregate outstanding principal amount of all Syndicated Canadian Loans and Canadian Swing Line Loans to the Canadian Borrower.

“Syndicated Global Advance” means a borrowing consisting of simultaneous Syndicated Global Loans of the same Type made to a Global Borrower by each of the Syndicated Global Lenders pursuant to Section 2.1, and in the case of Eurocurrency Rate Advances, denominated in the same currency and for the same Interest Period.

“Syndicated Global Advance Borrowing Notice” is defined in Section 2.6(a) hereof.

“Syndicated Global Lender” means any Lender (or any Affiliate, branch or agency thereof) party hereto with a commitment to make Syndicated Global Loans to each Global Borrower.

“Syndicated Global Loan” means a loan by a Syndicated Global Lender to a Global Borrower as part of a Syndicated Global Advance.

“Syndicated Global Note” means, to the extent requested, a promissory note of a Global Borrower payable to the order of any requesting Syndicated Global Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of such Global Borrower to such Syndicated Global Lender resulting from the Syndicated Global Loans made by such Syndicated Global Lender to such Global Borrower.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Tax Credit” means a credit against, relief or remission of, or repayment of any Taxes or Other Taxes.

“Taxes Act” means the Income and Corporation Taxes Act 1988 as in effect from time to time in the United Kingdom.

“Termination Date” means the earlier of (a) July 16, 2011 and (b) the date of termination of the Commitments pursuant to Section 2.4 or Section 8.1.

“Transferee” is defined in Section 13.5 hereof.

“Treaty Lender” means a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of the Treaty; and

(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in a Loan or Advance is effectively connected or to which payments under this Agreement are attributable.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type” means, (a) with respect to any Syndicated Global Loan, its nature as a Base Rate Loan or Eurocurrency Rate Loan, (b) with respect to any Syndicated Global Advance, its nature as a Base Rate Advance or Eurocurrency Rate Advance, (c) with respect to any Swing Line Loan, its nature as a Eurocurrency Rate Loan, Canadian Prime Rate Loan or CDOR Loan, (d) with respect to any Syndicated Canadian Loan, its nature as a CDOR Loan, Eurocurrency Rate Loan, Base Rate Loan or Canadian Prime Rate Loan and (e) with respect to any Syndicated Canadian Advance, its nature as a CDOR Advance, Eurocurrency Rate Advance, Base Rate Advance or Canadian Prime Rate Advance.

“U.K. Borrower” means Harley-Davidson Financial Services Europe Limited, a company incorporated under the laws of England and Wales, and its successors and permitted assigns.

“U.K. Swing Line Borrowing Notice” is defined in Section 2.9.3 hereof.

“U.K. Swing Line Commitment” means the obligation of the Global Swing Line Lender to make U.K. Swing Line Loans to the Global Borrowers up to a maximum principal Dollar Amount of $35,000,000 in the aggregate and on a cumulative basis at any one time outstanding, as such amount may be adjusted from time to time in accordance with the provisions of Section 2.9.3.

“U.K. Swing Line Currency” means Dollars, euro, and so long as such currencies remain in effect, Pounds Sterling and Swiss Francs.

“U.K. Swing Line Loan” means a loan denominated in any U.K. Swing Line Currency made available to a Global Borrower by the Global Swing Line Lender pursuant to Section 2.9.3.

“Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

“U.S. Borrower” means Harley or HDFC, and “U.S. Borrowers” means, collectively, Harley and HDFC.

“USD Swing Line Borrowing Notice” is defined in Section 2.9.1hereof.

“USD Swing Line Commitment” means the obligation of the Global Swing Line Lender to make USD Swing Line Loans up to a maximum principal amount of $35,000,000 in the aggregate at any one time outstanding.

“USD Swing Line Loan” means a Dollar denominated Loan made available to the U.S. Borrowers by the Global Swing Line Lender pursuant to Section 2.9.1.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in effect from time to time.

        1.2 Currency Equivalents. Not later than 1:00 p.m., New York time or local time, as applicable, on each Calculation Date, the Global Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Agreed Currency and (ii) give notice thereof to Harley and the Syndicated Global Lenders. The Exchange Rates so determined shall become effective immediately with respect to any new Loans being made on any Calculation Date and any Loans being repaid on any Calculation Date and otherwise on the fifth Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of currency equivalents required to be made under this Agreement (other than pursuant to Section 2.19).

ARTICLE II THE CREDITS

        2.1 Syndicated Global Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Syndicated Global Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Global Loans to the Global Borrowers from time to time, in the Applicable Agreed Currency, in a Dollar Amount not to exceed in the aggregate at any one time outstanding an amount equal to such Syndicated Global Lender’s Pro Rata Share of the Aggregate Commitment; provided, however

(i) that the sum of (a) the aggregate Dollar Amount of the Syndicated Global Loans then outstanding, (b) the aggregate Dollar Amount of the Bid Rate Loans then outstanding, (c) the aggregate amount of the USD Swing Line Loans then outstanding, (d) the aggregate Dollar Amount of the Canadian Swing Line Loans then outstanding, (e) the aggregate Dollar Amount of the U.K. Swing Line Loans then outstanding and (f) the aggregate Dollar Amount of Syndicated Canadian Loans then outstanding, shall not exceed the Aggregate Commitment, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B);

(ii) that the aggregate outstanding Dollar Amount of Syndicated Global Loans in Canadian Dollars, Syndicated Canadian Loans in Canadian Dollars and Canadian Swing Line Loans at any time shall not exceed the Canadian Dollar Sublimit, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B);

(iii) that the aggregate outstanding Dollar Amount of all Loans at any time shall not exceed the Aggregate Commitment, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B); and

(iv) that, notwithstanding anything contained in this Agreement or the Syndicated Canadian Addendum, the aggregate Dollar Amount of all Syndicated Global Loans made by a Syndicated Global Lender, when aggregated with the Syndicated Canadian Loans made by its affiliated Syndicated Canadian Bank, shall not at any time exceed the amount of such Syndicated Global Lender’s Commitment, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B).

        Each Syndicated Global Advance under this Section 2.1 shall consist of Syndicated Global Loans made by each Syndicated Global Lender ratably in proportion to such Syndicated Global Lender’s respective Pro Rata Share; provided that, the Global Administrative Agent may allocate any Syndicated Global Advance on a non-pro rata basis to the extent the failure to so allocate would cause a Syndicated Global Lender’s Loans, when aggregated with its affiliated Syndicated Canadian Bank’s Loans, to exceed such Syndicated Global Lender’s Commitment. Subject to the terms of this Agreement, each Global Borrower may borrow, repay and reborrow Syndicated Global Loans at any time prior to the Termination Date. Each Global Borrower may select, in accordance with Sections 2.6 and 2.8 and subject to the other conditions and limitations therein set forth and set forth in this Article II, Global Rate Options and Interest Periods applicable to portions of the Syndicated Global Advances. On the Termination Date, the outstanding principal balance of the Syndicated Global Loans shall be paid in full by the Global Borrowers.

        2.2 Syndicated Canadian Advances.

        (A)    Making of Syndicated Canadian Loans. Upon the satisfaction of the conditions precedent set forth in Article IV hereof and set forth in the Syndicated Canadian Addendum, from and including the later of the date of this Agreement and the date of execution of the Syndicated Canadian Addendum and prior to the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum), each Syndicated Global Lender shall cause its affiliated Syndicated Canadian Bank, on the terms and conditions set forth in this Agreement and in the Syndicated Canadian Addendum, to make its Syndicated Canadian Pro Rata Share of Syndicated Canadian Loans to the Canadian Borrower from time to time in Dollars (solely with respect to Base Rate Loans and Eurocurrency Rate Loans) and in Canadian Dollars (solely with respect to Canadian Prime Rate Loans, Eurocurrency Rate Loans and CDOR Loans), in an amount not to exceed each such Syndicated Canadian Bank’s Syndicated Canadian Commitment (provided that the Global Administrative Agent may allocate any Syndicated Canadian Advance on a non-pro rata basis to the extent the failure to so allocate would cause a Syndicated Canadian Bank’s Loans, when aggregated with its affiliated Syndicated Global Lender’s Loans, to exceed such Syndicated Canadian Bank’s Syndicated Canadian Commitment); provided, however, at no time shall (i) the Dollar Amount of the outstanding principal amount of Syndicated Canadian Loans exceed the Syndicated Canadian Commitments set forth in the Syndicated Canadian Addendum or the Dollar Amount of all Syndicated Canadian Loans denominated in Canadian Dollars, when aggregated with the Dollar Amount of all Canadian Swing Line Loans and Syndicated Global Loans denominated in Canadian Dollars, exceed the Canadian Dollar Sublimit, in each case other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B) and (ii) the Dollar Amount of the outstanding principal amount of the Loans exceed the Aggregate Commitment other than as a result of currency fluctuations and then only to the extent permitted in Section 2.3(B). Subject to the terms of this Agreement and the Syndicated Canadian Addendum, the Canadian Borrower may borrow, repay and reborrow Syndicated Canadian Loans at any time prior to the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum). On the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum), the outstanding principal balance of the Syndicated Canadian Loans shall be paid in full by the Canadian Borrower and prior to the Termination Date (unless an earlier termination date shall be specified in or pursuant to the Syndicated Canadian Addendum), prepayments of the Syndicated Canadian Loans shall be made by the Canadian Borrower if and to the extent required in Section 2.3(B). By its execution and delivery hereof, each Syndicated Global Lender agrees that it shall cause its affiliated Syndicated Canadian Bank with a Syndicated Canadian Commitment to execute and deliver to (or as directed by) the Global Administrative Agent, on such Business Day as is reasonably requested by the Global Administrative Agent, an executed counterpart to such Syndicated Canadian Bank’s signature page to the Syndicated Canadian Addendum.

        (B)    Borrowing Notice. When the Canadian Borrower desires to borrow under this Section 2.2, the Canadian Borrower shall deliver to the Global Administrative Agent a Syndicated Canadian Advance Borrowing Notice, signed by it, as provided in Section 2.6(a)(ii) specifying that the Canadian Borrower is requesting a Syndicated Canadian Loan pursuant to this Section 2.2. Any Syndicated Canadian Advance Borrowing Notice given pursuant to Section 2.6(a)(ii) shall be irrevocable.

        (C)    Termination. Except as otherwise required by applicable law, in no event shall a Syndicated Canadian Bank have the right to accelerate the Syndicated Canadian Loans outstanding or to terminate its commitments (if any) under the Syndicated Canadian Addendum to make Syndicated Canadian Loans prior to the stated termination date in respect thereof, except that such Syndicated Canadian Bank shall have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VII and Article VIII.

        (D)    Statements. The Global Administrative Agent shall furnish to Harley not less frequently than monthly, and at any other time at the reasonable request of Harley, a statement setting forth the outstanding Syndicated Canadian Loans made and repaid during the period since the last such report under the Syndicated Canadian Addendum.

        (E)    Risk Participation. Immediately and automatically upon the occurrence of a Default under Section 7.1(e), all Syndicated Canadian Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Syndicated Canadian Loan determined as of the date of such conversion and each Syndicated Global Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received (to the extent of its unused Commitment) from each other Lender an undivided interest and participation in and to each Loan in such amounts as are necessary such that, after giving effect thereto, each Syndicated Global Lender shall hold its Pro Rata Share of each Loan; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the Borrowers shall pay to the Global Administrative Agent for the ratable benefit of each applicable Lender, all losses and breakage costs related thereto in accordance with Section 3.4 and, upon the written request of the Global Administrative Agent, each of the Syndicated Global Lenders shall pay to the Global Administrative Agent for the ratable benefit of each applicable Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the applicable Loan purchased by such Syndicated Global Lender pursuant to this Section 2.2(E). In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.2(E), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives from such Syndicated Global Lender an amount sufficient to discharge such Syndicated Global Lender’s payment obligation as prescribed in this Section 2.2(E) together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Lender and ending on the date such obligation is fully satisfied. The Global Administrative Agent will promptly remit all payments received as provided above to each relevant Lender.

        (F)    Other Provisions Applicable to Syndicated Canadian Loans. The specification of payment of Syndicated Canadian Loans in Dollars or Canadian Dollars (as applicable) at a specific place pursuant to this Agreement and the Syndicated Canadian Addendum is of the essence. Dollars or Canadian Dollars (as applicable) shall be the currency of account and payment of such Loans under this Agreement and the Syndicated Canadian Addendum. Notwithstanding anything in this Agreement, the obligation of the Canadian Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into Dollars or Canadian Dollars (as applicable) and transfer to such Syndicated Canadian Bank under normal banking procedure, does not yield the amount of Dollars or Canadian Dollars (as applicable) due under this Agreement and the Syndicated Canadian Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of Dollars or Canadian Dollars (as applicable) due under this Agreement or the Syndicated Canadian Addendum, such Syndicated Canadian Bank shall have an independent cause of action against the applicable Borrower for the currency deficit.

        2.3 Payments of Loans.

        (A) Optional Payments. Subject to Section 3.4 and the requirements of Section 2.7, each relevant Global Borrower may (a) prepay Dollar denominated Floating Rate Loans following irrevocable notice given to the Global Administrative Agent by such Borrower, by not later than 12:00 noon (New York time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given such Borrower shall prepay the outstanding principal amounts of the specified Dollar denominated Floating Rate Loans comprising part of the same Syndicated Global Advance in whole or ratably in part and (b) prepay non-Dollar denominated Floating Rate Loans or any Fixed Rate Loans following notice given to the Global Administrative Agent by such Borrower by not later than 12:00 noon (New York time) on the date that is not less than one (1) Business Day preceding the date of the proposed prepayment, such notice specifying the Syndicated Global Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the non-Dollar denominated Floating Rate Loans or the Fixed Rate Loans comprising an Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. With respect to Floating Rate Advances, each partial prepayment shall be in an aggregate principal Dollar Amount not less than $1,000,000 and integral multiples of $100,000. Subject to Section 3.4 and the requirements of Section 2.7, the Canadian Borrower may, upon prior written notice to the Global Administrative Agent as prescribed in the Syndicated Canadian Addendum and specifying that it is prepaying all or a portion of its Syndicated Canadian Advances, prepay its Syndicated Canadian Advances in whole at any time, or from time to time in part as specified in the Syndicated Canadian Addendum by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment.

        (B) Mandatory Prepayments.

(i) Mandatory Prepayments of Loans Generally. If at any time, other than as a result of fluctuations in currency exchange rates, (a) the Dollar Amount of all Loans exceeds the Aggregate Commitment, the applicable Borrowers (as determined by Harley) shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay the applicable Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all Loans is less than or equal to the Aggregate Commitment and (b) the Dollar Amount of Syndicated Canadian Loans exceeds the Syndicated Canadian Commitments, the Canadian Borrower shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay the Syndicated Canadian Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of Syndicated Canadian Loans is less than or equal to the Syndicated Canadian Commitments.

(ii) Mandatory Prepayments of Canadian Dollar Denominated Loans. If at any time, other than as a result of fluctuations in currency exchange rates, the Dollar Amount of all Canadian Swing Line Loans denominated in Canadian Dollars, Syndicated Canadian Loans denominated in Canadian Dollars and Syndicated Global Loans denominated in Canadian Dollars exceeds the Canadian Dollar Sublimit, the applicable Borrowers (as determined by Harley) shall, within five (5) Business Days’ notice from the Global Administrative Agent, prepay such Canadian Swing Line Loans, Syndicated Canadian Loans or Syndicated Global Loans (subject to Section 3.4) in an aggregate amount such that after giving effect thereto the Dollar Amount of all remaining Canadian Swing Line Loans, Syndicated Canadian Loans and Syndicated Global Loans, in each case to the extent denominated in Canadian Dollars, is less than or equal to the Canadian Dollar Sublimit. Prepayments of CDOR Loans under clauses (i), (ii) or (iii) of this Section 2.3(B) shall be governed by the terms set forth in the Syndicated Canadian Addendum.

(iii) Mandatory Prepayments due to Currency Fluctuations. If, solely as a result of fluctuations in currency exchange rates, on any Reset Date, (a) the Dollar Amount of the sum of (i) the outstanding principal amount of the Syndicated Global Loans at such time, plus (ii) the outstanding principal amount of the Syndicated Canadian Loans at such time, plus (iii) the outstanding principal amount of the Swing Line Loans at such time, plus (iv) the aggregate Dollar Amount of the Bid Rate Loans then outstanding, exceeds 105% of the Aggregate Commitments, (b) the Dollar Amount of all Canadian Swing Line Loans, Syndicated Canadian Loans and Syndicated Global Loans, in each case to the extent denominated in Canadian Dollars, exceeds 105% of the Canadian Dollar Sublimit, (c) the amount of the outstanding Canadian Swing Line Loans at such time exceeds 105% of the Canadian Swing Line Commitment, (d) the Dollar Amount of the outstanding U.K. Swing Line Loans at such time exceeds 105% of the U.K. Swing Line Commitment or (e) the Dollar Amount of the Syndicated Canadian Loans exceeds 105% of the Syndicated Canadian Commitments, the applicable Borrower shall on such Reset Date prepay the applicable Loans (subject to Section 3.4 if applicable) in an aggregate amount such that after giving effect thereto: (v) the Dollar Amount of the sum of (i) the outstanding principal amount of the Syndicated Global Loans at such time, plus (ii) the outstanding principal amount of the Syndicated Canadian Loans at such time, plus (iii) the outstanding principal amount of the Swing Line Loans at such time, plus (iv) the aggregate amount of the Bid Rate Loans at such time, is less than or equal to the Aggregate Commitment, (w) the Dollar Amount of all Canadian Swing Line Loans, Syndicated Canadian Loans and Syndicated Global Loans, in each case to the extent denominated in Canadian Dollars, is less than or equal to the Canadian Dollar Sublimit, (x) the amount of the outstanding Canadian Swing Line Loans is less than or equal to the Canadian Swing Line Commitment, (y) the Dollar Amount of the outstanding U.K. Swing Line Loans is less than or equal to the U.K. Swing Line Commitment and (z) the Dollar Amount of the Syndicated Canadian Loans is less than or equal to the Syndicated Canadian Commitments.

        2.4 Reduction/Increase of Commitments.

            (a)    Reduction of Commitments. Harley may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess of that amount, upon at least five (5) Business Days’ prior written notice to the Global Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal Dollar Amount of the outstanding Advances (including Syndicated Canadian Advances) and the Swing Line Loans. In addition, the Canadian Borrower may, upon three (3) Business Days’ prior written notice to the Global Administrative Agent, terminate entirely at any time or reduce from time to time, by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 (or as otherwise set forth in the Syndicated Canadian Addendum), the unused portions of the Syndicated Canadian Commitments as specified by the Canadian Borrower in such notice to the Global Administrative Agent; provided, however, that at no time shall the Syndicated Canadian Commitments be reduced to a figure less than the total of the outstanding principal amount of all Syndicated Canadian Loans and Canadian Swing Line Loans owing by the Canadian Borrower. All accrued and unpaid commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Global Administrative Agent shall promptly distribute to the relevant Lenders any notices received by it under this Section 2.4(a).

            (b) Increase in Aggregate Commitment.

        (i) At any time prior to the Termination Date, Harley may request that the Aggregate Commitment be increased; provided that, (A) the Aggregate Commitment shall at no time exceed $1,200,000,000 and (B) each such request shall be in a minimum amount of at least $10,000,000. Each request shall be made in a written notice given to the Global Administrative Agent and the Lenders by Harley not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Syndicated Global Lenders shall be given the opportunity to participate in the requested increase ratably in the proportions that their respective Commitments bear to the Aggregate Commitment under this Agreement. On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment Increase Notice, each Syndicated Global Lender shall submit to the Global Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Global Administrative Agent being herein a “Lender Increase Notice”). Any Syndicated Global Lender which does not submit a Lender Increase Notice to the Global Administrative Agent prior to the expiration of such fifteen (15) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by Harley in the Commitment Increase Notice, the Global Administrative Agent and the Arrangers shall have the right, with the consent of Harley, to allocate the amount of increases necessary to meet the Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Commitment Increase Notice, not later than three (3) Business Days prior to the proposed effective date of the requested increase, Harley may notify the Global Administrative Agent of any financial institution that shall have agreed to become a “Lender” party hereto (a “Proposed New Lender”) in connection with the Commitment Increase Notice. Any Proposed New Lender shall be subject to the consent of the Global Administrative Agent (which consent shall not be unreasonably withheld). If Harley shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then Harley shall be deemed to have reduced the amount of the Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Global Administrative Agent shall notify Harley and the Syndicated Global Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Syndicated Global Lender’s and Proposed New Lenders’ Commitment (the “Effective Commitment Amount”) and the amount of the Aggregate Commitment, which amounts shall be effective on the following Business Day. Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (I) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment, no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default, (II) Harley, the Global Administrative Agent and each Proposed New Lender or Syndicated Global Lender that shall have agreed to provide a “Commitment” in support of such increase in the Aggregate Commitment shall have executed and delivered a “Commitment and Acceptance” substantially in the form of Exhibit F hereto, (III) counsels for the Borrowers and for the Guarantors shall have provided to the Global Administrative Agent supplemental opinions in form and substance reasonably satisfactory to the Global Administrative Agent and (IV) the Borrowers, the Guarantors and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as the Global Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Global Administrative Agent to Harley. No less than two (2) Business Days prior to the effective date of the increase of the Aggregate Commitment, the Global Administrative Agent shall notify Harley of the amount of the fee to be charged by the Lenders, and Harley may, at least one (1) Business Day prior to such effective date, cancel its request for the commitment increase. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment, the Global Administrative Agent shall promptly advise Harley and each Syndicated Global Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

        (ii) For purposes of this clause (ii), (A) the term “Buying Lender(s)” shall mean (1) each Syndicated Global Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Aggregate Commitment and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (B) the term “Selling Lender(s)” shall mean each Syndicated Global Lender whose Commitment is not being increased from that in effect prior to such increase in the Aggregate Commitment. Effective on the effective date of any increase in the Aggregate Commitment pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender’s right, title and interest in and to the sum of (i) the aggregate principal amount of its Syndicated Global Loans outstanding at such time, plus (ii) an amount equal to its actual participation interest of its Pro Rata Share of the aggregate principal amount of Swing Line Loans and Syndicated Canadian Loans outstanding at such time (“Outstanding Credit Exposure”) in the respective Dollar Amounts and percentages necessary so that, from and after such sale, each such Selling Lender’s Outstanding Credit Exposure shall equal such Selling Lender’s Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the Aggregate Outstanding Credit Exposure. Effective on the effective date of the increase in the Aggregate Commitment pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the Aggregate Outstanding Credit Exposure purchased hereby shall equal the respective Dollar Amount necessary so that, from and after such payments, each Buying Lender’s Outstanding Credit Exposure shall equal such Buying Lender’s Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the aggregate of the Outstanding Credit Exposure of all the Syndicated Global Lenders (“Aggregate Outstanding Credit Exposure”). Such amount shall be payable on the effective date of the increase in the Aggregate Commitment by wire transfer of immediately available funds to the Global Administrative Agent. The Global Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Outstanding Credit Exposure being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Outstanding Credit Exposure, except for participations which will be reduced or extinguished (as applicable) upon payment to Selling Lender of an amount equal to the portion of the Aggregate Outstanding Credit Exposure being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender’s representations and warranties contained in the foregoing sentence, each such Buying Lender is buying such interest without recourse to the Selling Lender and has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Global Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. Harley hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by such Selling Lender in connection with the sale and assignment of any Eurocurrency Rate Loan hereunder on the terms and in the manner as set forth in Section 3.4.

        2.5 Method of Borrowing Advances.

            (a) Syndicated Global Advances. The Global Administrative Agent shall, promptly upon receipt of a Syndicated Global Advance Borrowing Notice, notify each Syndicated Global Lender of such Syndicated Global Advance Borrowing Notice and, not later than such time as is reasonably requested by the Global Administrative Agent on each Borrowing Date, each Syndicated Global Lender shall make available its Syndicated Global Loan or Loans, in funds immediately available to the Global Administrative Agent at its address specified pursuant hereto, unless the Global Administrative Agent has notified the Syndicated Global Lenders that such Loan is to be made available to a Global Borrower at the Global Administrative Agent’s Eurocurrency Payment Office, in which case each Syndicated Global Lender shall make available its Syndicated Global Loan or Loans, in funds immediately available to the Global Administrative Agent at its Eurocurrency Payment Office, not later than 4:00 p.m. (local time in the city of the Global Administrative Agent’s Eurocurrency Payment Office) in the Agreed Currency designated by the Global Administrative Agent. The Global Administrative Agent will promptly make the funds so received from the Syndicated Global Lenders available to the relevant Global Borrower.

            (b)    Syndicated Canadian Advances. Subject to any alternate procedures set forth in the Syndicated Canadian Addendum, the Global Administrative Agent shall, promptly upon receipt of a Syndicated Canadian Borrowing Notice, notify each relevant Syndicated Canadian Bank of such Syndicated Canadian Borrowing Notice and, not later than such local time as is reasonably requested by the Global Administrative Agent on each Borrowing Date, each such Syndicated Canadian Bank shall make available its Syndicated Canadian Loan(s), in funds immediately available in Canadian Dollars, to the Global Administrative Agent at its address specified pursuant to Article XIV hereof. The Global Administrative Agent will promptly make the funds so received from the Syndicated Canadian Banks available to the Canadian Borrower.

        2.6 Method of Selecting Types and Interest Periods; Determination of Applicable Margins.

            (a) Method of Selecting Types and Interest Periods for Advances. Each Borrower shall select the Type of Syndicated Global Advance or Syndicated Canadian Advance and, in the case of each Eurocurrency Rate Advance or CDOR Advance, the Interest Period and permitted currency applicable to each Syndicated Global Advance, Syndicated Canadian Advance and CDOR Advance from time to time.

(i) Syndicated Global Advances. Each Global Borrower shall give the applicable office of the Global Administrative Agent or its applicable Affiliate (in each case as previously directed by the Global Administrative Agent to such Global Borrower) irrevocable notice (a “Syndicated Global Advance Borrowing Notice”), at its applicable office as previously specified to such Borrower, not later than the applicable time described in Schedule I, specifying: (i) the Borrowing Date of such Advance (which shall be a Business Day); (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected and (iv) in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto. Each Syndicated Global Advance in an Agreed Currency other than Dollars must be a Eurocurrency Rate Advance; provided that each Syndicated Global Advance in euro must be a Eurocurrency Rate Advance based on EURIBOR. Each Syndicated Global Advance in Canadian Dollars shall only be a Eurocurrency Rate Advance. There shall be no more than ten (10) Interest Periods in effect with respect to all of the Syndicated Global Advances to any one Global Borrower at any time. Each Floating Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the applicable Floating Rate, changing when and as such Floating Rate changes, plus the Floating Rate Margin. Changes in the rate of interest on that portion of any Syndicated Global Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate or Canadian Prime Rate, as applicable. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance.

(ii) Syndicated Canadian Advances. The Canadian Borrower shall give the Global Administrative Agent irrevocable notice (a “Syndicated Canadian Advance Borrowing Notice”) not later than the applicable time described in Schedule I, specifying: (i) the Borrowing Date of such Advance (which shall be a Business Day); (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; (iv) in the case of each CDOR Advance and Eurocurrency Rate Advance, the Interest Period applicable thereto and (v) the permitted currency applicable thereto. Each Syndicated Canadian Advance shall be a CDOR Advance denominated in Canadian Dollars, Eurocurrency Rate Advance denominated in Dollars or Canadian Dollars, Base Rate Advance denominated in Dollars or a Canadian Prime Rate Advance denominated in Canadian Dollars. There shall be no more than ten (10) Interest Periods in effect with respect to all of the Syndicated Canadian Advances at any time. Each Canadian Prime Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the applicable Canadian Prime Rate, changing when and as such Canadian Prime Rate changes. Each Syndicated Canadian Advance which is a Base Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the applicable Alternate Base Rate, changing when and as such Alternate Base Rate changes, plus the Floating Rate Margin. Each Syndicated Canadian Advance which is a CDOR Advance shall be discounted over the relevant Interest Period at CDOR. Each Syndicated Canadian Advance which is a Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance.

            (b) Determination of Applicable Margin and Applicable Commitment Fee.

(i) Definitions. As used in this Section 2.6(b) and in this Agreement, the following terms shall have the following meanings:

“Applicable Commitment Fee” means as at any Rate Set Date a per annum rate equal to 15% of the Applicable Margin (it being understood and agreed that if the Applicable Margin for Loans to Harley and the Applicable Margin for Loans to any other Borrower is different, the lower of the Applicable Margins shall apply for purposes of calculating the Applicable Commitment Fee).

“Applicable Finco” means, at any date of determination, the Finco(s) that have, with respect to any rating agency identified in this Section, the highest of the rating(s) issued by such rating agency then in effect (if any) with respect to the senior unsecured long-term debt securities without third-party credit enhancement of any of the Fincos. For the avoidance of doubt, references in this Section to the Applicable Finco’s ratings shall refer to such highest ratings.

“Applicable Margin” means the greater of (i) 0.50% and (ii) (x) a percentage determined in accordance with the provisions of this Section 2.6(b) by reference to Harley’s or the Applicable Finco’s, as applicable, Status as established by reference to the following table, multiplied by, (y) on each Rate Set Date, the average of the Markit CDX.NA.IG Series 10 or any successor series (5 Year Period) (the “Index”) for the preceding thirty (30) business days (in respect of which the Securities Industry and Financial Markets Association declares the U.S. fixed income market to be open) as available to the applicable office of the Global Administrative Agent, or if fewer, the number of days for which the then current series is in effect:

	Level I	Level II	Level III	Level IV
Percentage for Determining	50%	55%	75%	100%
Applicable Margin for
Relevant Loans

“Fitch Rating” means, at any time, the rating issued by Fitch Ratings and then in effect with respect to (i) in the case of Loans to Harley, Harley’s issuer default rating and (ii) in the case of Loans to any other Borrower, the Applicable Finco’s senior unsecured long-term debt securities without third-party credit enhancement.

“Level I Status” exists at any date if, on such date, at least two of the following ratings exist: the Moody’s Rating is A1 or better, the S&P Rating is A+ or better or the Fitch Rating is A+ or better.

“Level II Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status and (ii) at least two of the following ratings exist: the Moody’s Rating is A2 or better, the S&P Rating is A or better or the Fitch Rating is A or better.

“Level III Status” exists at any date if, on such date, (i) the applicable Borrower has not qualified for Level I Status or Level II Status and (ii) at least two of the following ratings exist: the Moody’s Rating is A3 or better, the S&P Rating is A- or better or the Fitch Rating is A- or better.

“Level IV Status” exists at any date if, on such date, the applicable Borrower has not qualified for Level I Status, Level II Status or Level III Status.

“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. and then in effect with respect to (i) in the case of Loans to Harley, Harley’s issuer rating and (ii) in the case of Loans to any other Borrower, the Applicable Finco’s senior unsecured long-term debt securities without third-party credit enhancement.

“Rate Set Date” means, (1) with reference to any Eurocurrency Rate Loan, (i) the date on which the initial rate applicable to such Loan is set and (ii) (a) in the case of Loans with Interest Periods of 3 months or less, the date of commencement of each successive Interest Period for such Loan and (b) in the case of Loans with Interest Periods of greater than 3 months, the date which is the end of each successive 3-month period, (2) with reference to any Floating Rate Loan and the Applicable Commitment Fee, the Closing Date and the first Business Day of each calendar quarter thereafter, (3) with respect to all Loans, the date on which any change in a Status occurs and (4) notwithstanding the foregoing, during such time when the Index is unavailable, as further described in Section 3.3(b).

“Relevant Loans” means (1) Eurocurrency Rate Loans, (2) Eurocurrency Rate Advances, (3) CDOR Loans, (4) CDOR Advances, (5) Swing Line Loans which are Fixed Rate Loans and (6) USD Swing Line Loans described in Section 2.9.1(b)(y).

“S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to (i) in the case of Loans to Harley, Harley’s implied corporate credit rating and (ii) in the case of Loans to any other Borrower, the Applicable Finco’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status”means Level I Status, Level II Status, Level III Status or Level IV Status.

(ii) Determination of Applicable Margin and Applicable Commitment Fee. The Applicable Margin in respect of any Loan and the Applicable Commitment Fee payable under Section 2.14(C) shall be determined by reference to the table set forth in clause (i) above, as applicable, on the basis of the Status as determined from Harley’s or the Applicable Finco’s, as applicable, then-current Moody’s Rating, S&P Rating and Fitch Rating. The rating in effect on any date for the purposes of this Section is that in effect at the close of business on such date (it being understood and agreed that any change in such rating shall be effective as of the date on which such change is first announced publicly by the rating agency making such change). If at any time Harley has no Moody’s Rating, no S&P Rating and no Fitch Rating, Level IV Status shall exist with respect to Loans to Harley. If at any time none of the Fincos has a Moody’s Rating, S&P Rating or Fitch Rating, Level IV Status shall exist with respect to Loans to any Borrower other than Harley. If any rating agency shall change the basis on which ratings are established, each reference to Moody’s Rating, S&P Rating or Fitch Rating shall refer to the then equivalent rating by the applicable rating agency. Notwithstanding the foregoing, (a) if Harley or the Applicable Finco, as applicable, is split-rated by all three rating agencies (i.e., the ratings issued by the rating agencies are at three different levels), then the intermediate level will apply, and (b) in the event that Harley or the Applicable Finco, as applicable, shall maintain ratings from only two rating agencies and they are split-rated and (x) the ratings differential is one level, then the higher level will apply and (y) the ratings differential is two levels or more, then the level next below that of the higher of the levels will apply.

        2.7 Minimum Amount of Each Syndicated Global Advance and Syndicated Canadian Advance. Each Syndicated Global Advance and Syndicated Canadian Advance shall be in the applicable minimum amounts specified in Schedule I or, in the case of a Syndicated Canadian Advance, such other amounts as may be specified in the Syndicated Canadian Addendum; provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment and any Canadian Prime Rate Advance or Base Rate Advance to the Canadian Borrower may be in the amount of the unused Syndicated Canadian Commitments.

        2.8 Method of Selecting Types and Interest Periods for Conversion and Continuation of Syndicated Global Advances, Syndicated Canadian Advances and Swing Line Loans.

        (A) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.6, Section 2.7 and this Section 2.8, to convert all or any part of an Advance of any Type into any other Type or Types of Advance; provided that any conversion of any Fixed Rate Advance or Fixed Rate Loan shall be made on, and only on, the last day of the Interest Period applicable thereto.

        (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans of the same Type unless and until such Floating Rate Loans are converted into Fixed Rate Loans. Fixed Rate Loans shall continue as Fixed Rate Loans until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Loans (other than Fixed Rate Loans in Agreed Currencies other than Dollars) shall be automatically converted into Base Rate Loans unless the applicable Borrower shall have given the Global Administrative Agent notice in accordance with Section 2.8(D) requesting that, at the end of such Interest Period, such Fixed Rate Loans continue as Fixed Rate Loans. Fixed Rate Loans, including, without limitation, Swing Line Loans, in a currency other than Dollars and Syndicated Canadian Loans (other than CDOR Loans which shall be converted to Canadian Prime Rate Loans in accordance with the Syndicated Canadian Addendum) shall, upon the expiry of the then current Interest Period, automatically continue as Fixed Rate Loans in the same currency and of the same Type unless the applicable Borrower notifies the Global Administrative Agent otherwise as provided herein.

        (C) No Conversion Post-Default. Notwithstanding anything to the contrary contained in Section 2.8(A) or Section 2.8(B), no Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan may be converted into or continued as a Fixed Rate Loan except with the consent of the Required Lenders when any Default has occurred and is continuing; provided that, absent such consent, any such Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan which is a Eurocurrency Rate Loan in a currency other than Dollars or Canadian Dollars shall, upon the expiration of the relevant Interest Period then applicable thereto, bear interest for each subsequent day at a per annum rate equal to the rate applicable to Eurocurrency Rate Loans to the relevant Borrower for such currency for an Interest Period of one month.

        (D) Conversion/Continuation Notice. The applicable Borrower shall give the Global Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Loan into a Fixed Rate Loan or continuation of a Fixed Rate Loan not later than the time prior to the date of the requested conversion or continuation which is consistent with the requisite time and notice required in connection with Section 2.6(a), specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan to be converted or continued; and (3) the amounts of Fixed Rate Loan(s) into which such Syndicated Global Loan, Swing Line Loan or Syndicated Canadian Loan is to be converted or continued, the applicable permitted currency and the duration of the Interest Periods applicable thereto. If no such notice is given with respect to a Fixed Rate Loan (other than CDOR Loans) in a currency other than Dollars, the Interest Period applicable to the automatic continuation of such Loan shall be one month.

        (E) Limitations on Conversions. Notwithstanding anything herein to the contrary, at the election of the applicable Borrowers under this Section 2.8, (x) Eurocurrency Rate Advances in an Agreed Currency may be converted and/or continued as Eurocurrency Rate Advances only in the same Agreed Currency, (y) U.K. Swing Line Loans in a U.K. Swing Line Currency may be converted and/or continued as U.K. Swing Line Loans only in the same U.K. Swing Line Currency and (z) Syndicated Canadian Loans in a particular permitted currency may be converted and/or continued as Syndicated Canadian Loans only in the same currency.

        2.9 Swing Line Loans.

        2.9.1 USD Swing Line Loans. (a) Amount of USD Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, the Global Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make USD Swing Line Loans in Dollars to the U.S. Borrowers or the Canadian Borrower from time to time in an amount not to exceed in the aggregate at any one time outstanding the lesser of (i) $35,000,000 or (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Global Advances, Bid Rate Advances, Swing Line Loans and Syndicated Canadian Advances at such time. Each USD Swing Line Loan shall be in the applicable minimum amounts specified in Schedule II (or such lesser amount as may be agreed to by the Global Swing Line Lender) or an integral multiple thereof as specified in Schedule II (or such lesser amount as may be agreed to by the Global Swing Line Lender) in excess thereof, and all interest payable on the USD Swing Line Loans shall be payable to the Global Swing Line Lender for the account of the Global Swing Line Lender.

            (b) Borrowing Notice; Interest on USD Swing Line Loans. The applicable U.S. Borrower shall deliver to the Global Administrative Agent and the Global Swing Line Lender a notice (a “USD Swing Line Borrowing Notice”) signed by it not later than the applicable time and to the applicable location described in Schedule II on the Borrowing Date of each USD Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested USD Swing Line Loan. All USD Swing Line Loans shall bear interest at the election of such U.S. Borrower at a per annum rate equal to (x) the Prime Rate or (y) the sum of (a) a money market rate or fixed rate of interest for an interest period as agreed to by the Global Swing Line Lender and such U.S. Borrower (which interest period shall not in any event exceed thirty (30) days) plus (b) the Floating Rate Margin then in effect.

            (c) Making of USD Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.9.1(b), the Global Administrative Agent shall notify the Global Swing Line Lender of the requested USD Swing Line Loan. Not later than 3:00 p.m. (New York time) on the applicable Borrowing Date, the Global Swing Line Lender shall make available its USD Swing Line Loan in funds immediately available as directed by the applicable U.S. Borrower.

            (d) Repayment of USD Swing Line Loans. Each USD Swing Line Loan shall be paid in full by the applicable U.S. Borrower on or before the thirtieth day after the Borrowing Date for such USD Swing Line Loan (or if earlier on the last day of the interest period applicable thereto). Outstanding USD Swing Line Loans may be repaid from the proceeds of Syndicated Global Advances or Bid Rate Advances. Any repayment or prepayment of a USD Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9.1(a), shall be in the minimum amount of $100,000 (or such lesser amount as may be agreed to by the Global Swing Line Lender) and in increments of $100,000 (or such lesser amount as may be agreed to by the Global Swing Line Lender) in excess thereof or the full amount of such USD Swing Line Loan. If the applicable U.S. Borrower at any time fails to repay a USD Swing Line Loan on the applicable date when due, such U.S. Borrower shall be deemed to have elected to borrow a Syndicated Global Advance which shall be a Base Rate Advance under Section 2.1 as of such date equal in amount to the unpaid amount of such USD Swing Line Loan (notwithstanding the minimum amount of Base Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such USD Swing Line Loan. Unless the Global Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the Global Swing Line Lender prior to such Global Swing Line Lender making any USD Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Syndicated Global Lender’s obligation to make Syndicated Global Loans pursuant to Section 2.1 and this Section 2.9.1(d) to repay such USD Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of the applicable U.S. Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.1(d), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives such payment from such Syndicated Global Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.1(d), such Syndicated Global Lender shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the Global Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable USD Swing Line Loan in the amount of the Syndicated Global Loan such Syndicated Global Lender was required to make pursuant to this Section 2.9.1(d), and such interest and participation may be recovered from such Syndicated Global Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.

        2.9.2 Canadian Swing Line Loans. (a) Amount of Canadian Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, the Global Swing Line Lender agrees, on the terms and conditions set forth in this Agreement and pursuant to other arrangements agreed to in writing by Harley and the Global Swing Line Lender, to make Canadian Swing Line Loans in Canadian Dollars to the Canadian Borrower and the U.S. Borrowers, in each case from time to time in an amount not to exceed in the aggregate, and on a cumulative basis for the Canadian Borrower and the U.S. Borrowers, at any one time outstanding the lesser of (i) the Canadian Swing Line Commitment and (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Global Advances, Bid Rate Advances, Swing Line Loans and Syndicated Canadian Advances at such time. Each Canadian Swing Line Loan shall be in the applicable minimum amounts specified in Schedule II (or such lesser amount as may be agreed to by the Global Swing Line Lender) or an integral multiple thereof as specified in Schedule II (or such lesser amount as may be agreed to by the Global Swing Line Lender) in excess thereof, and all interest payable on the Canadian Swing Line Loans shall be payable to the Global Swing Line Lender for the account of the Global Swing Line Lender. In no event shall the number of Interest Periods under Canadian Swing Line Loans outstanding at any time be greater than five (5).

            (b) Borrowing Notice; Interest on Canadian Swing Line Loans. The relevant Borrower shall (unless such Borrower and the Global Swing Line Lender agree otherwise) deliver to the Global Administrative Agent and the Global Swing Line Lender a notice (a “Canadian Swing Line Borrowing Notice”) signed by it not later than the applicable time and to the applicable location described in Schedule II specifying (i) the applicable Borrowing Date (which shall be a Business Day), (ii) the aggregate amount of the requested Canadian Swing Line Loan, (iii) whether such Canadian Swing Line Loan is to be made to the Canadian Borrower or a U.S. Borrower and (iv) the Type of Loan requested. All Canadian Swing Line Loans made to the Canadian Borrower shall be Canadian Prime Rate Loans or CDOR Loans and all Canadian Swing Line Loans made to the U.S. Borrowers shall be Canadian Prime Rate Loans or Eurocurrency Rate Loans denominated in Canadian Dollars only. All Canadian Swing Line Loans (x) that are Canadian Prime Rate Loans shall bear interest at the Canadian Prime Rate plus the Floating Rate Margin and (y) that are CDOR Loans or Eurocurrency Rate Loans shall have an Interest Period not in excess of thirty (30) days.

            (c) Making of Canadian Swing Line Loans. Unless otherwise agreed by the applicable Borrower and the Global Swing Line Lender, not later than 4:00 p.m. (Toronto time) on the applicable Borrowing Date, (i) if the requested Canadian Swing Line Loan is to be made to the Canadian Borrower, the Global Swing Line Lender shall make available its Canadian Swing Line Loan in funds immediately available at the applicable location described in Schedule II to the Canadian Borrower and (ii) if the requested Canadian Swing Line Loan is to be made to a U.S. Borrower, the Global Swing Line Lender shall make available its Canadian Swing Line Loan in funds immediately available at the applicable location described in Schedule II to such U.S. Borrower.

            (d) Repayment of Canadian Swing Line Loans. Each Canadian Swing Line Loan shall be paid in full by the applicable Borrower which has received such Canadian Swing Line Loan on or before the thirtieth day after the Borrowing Date for such Canadian Swing Line Loan (or if earlier on the last day of the interest period applicable thereto). Outstanding Canadian Swing Line Loans may be repaid from the proceeds of Syndicated Global Advances or, if such Canadian Swing Line Loans were made to the Canadian Borrower, Syndicated Canadian Advances. Any payment or repayment of a Canadian Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9.2(a), shall be in the minimum amount of Cdn. $500,000 (or such lesser amount as may be agreed to by the Global Swing Line Lender) and in increments of Cdn. $100,000 (or such lesser amount as may be agreed to by the Global Swing Line Lender) in excess thereof or the full amount of such Canadian Swing Line Loan. Any prepayment or repayment of a Canadian Swing Line Loan other than at the end of the applicable Interest Period, if any, shall be for the full amount thereof and shall be accompanied by all amounts payable pursuant to Section 3.4.

            (e) Risk Participation by Syndicated Canadian Banks in Canadian Swing Line Loans. If the Canadian Borrower at any time fails to repay a Canadian Swing Line Loan made to such Borrower on the applicable date when due, such Borrower shall be deemed to have elected to borrow a Syndicated Canadian Advance which shall be a Canadian Prime Rate Advance under Section 2.2 as of such date equal in amount to the unpaid amount of such Canadian Swing Line Loan (notwithstanding the minimum amount of Canadian Prime Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such Canadian Swing Line Loan. Other than with respect to Canadian Swing Line Loans, if any, made by virtue of the relevant Borrower’s overdraft facilities with the Global Swing Line Lender, unless the Global Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the Global Swing Line Lender prior to such Global Swing Line Lender making any Canadian Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Syndicated Canadian Bank’s obligation to make Syndicated Canadian Loans pursuant to Section 2.2 and this Section 2.9.2(e) to repay such Canadian Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of the applicable Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Canadian Bank fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(e), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Canadian Bank hereunder until the Global Administrative Agent receives such payment from such Syndicated Canadian Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Canadian Bank fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(e), such Syndicated Canadian Bank shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the Global Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Canadian Swing Line Loan in the amount of the Syndicated Canadian Loan such Syndicated Canadian Bank was required to make pursuant to this Section 2.9.2(e), and such interest and participation may be recovered from such Syndicated Canadian Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.

            (f) Risk Participation by Syndicated Global Lenders in Canadian Swing Line Loans. If the applicable U.S. Borrower at any time fails to repay a Canadian Swing Line Loan made to such Borrower on the applicable date when due, such Canadian Swing Line Loan shall be converted to and redenominated in Dollars equal to the unpaid Dollar Amount of such Canadian Swing Line Loan determined as of the date of such conversion and such Borrower shall be deemed to have elected to borrow a Syndicated Global Advance which shall be a Base Rate Advance under Section 2.1 as of such date in such Dollar Amount (notwithstanding the minimum amount of Base Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such Canadian Swing Line Loan. Each Syndicated Global Lender’s obligation to make Syndicated Global Loans pursuant to Section 2.1 and this Section 2.9.2(f) to repay such Canadian Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of the applicable Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(f), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives such payment from such Syndicated Global Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.2(f), such Syndicated Global Lender shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the Global Administrative Agent, without recourse or warranty, an undivided interest in and participation in the applicable Canadian Swing Line Loan in the amount of the Syndicated Global Loan such Syndicated Global Lender was required to make pursuant to this Section 2.9.2(f), and such interest and participation may be recovered from such Syndicated Global Lender together with interest thereon at (1) the Federal Funds Effective Rate in the case of Loans denominated in Dollars and (2) the Overnight Foreign Currency Rate for Canadian Dollars in the case of Loans denominated in Canadian Dollars, in each case for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.

        2.9.3 U.K. Swing Line Loans.

            (a) Amount of U.K. Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the date that is five (5) Business Days prior to the Termination Date, the Global Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make U.K. Swing Line Loans in one or more U.K. Swing Line Currencies to the Global Borrowers from time to time in a Dollar Amount not to exceed in the aggregate at any one time outstanding the lesser of (i) the U.K. Swing Line Commitment at such time and (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Global Advances, Bid Rate Advances, Swing Line Loans and Syndicated Canadian Advances at such time. Each U.K. Swing Line Loan shall be in the applicable minimum amounts specified in Schedule II (or such lesser amount as may be agreed to by the Global Swing Line Lender) or an integral multiple thereof as specified in Schedule II (or such lesser amount as may be agreed to by the Global Swing Line Lender) in excess thereof, and all interest payable on the U.K. Swing Line Loans shall be payable to the Global Swing Line Lender for the account of the Global Swing Line Lender. In no event shall the number of U.K. Swing Line Loans outstanding at any time be greater than five (5).

            (b) Borrowing Notice; Interest on U.K. Swing Line Loans. The relevant Global Borrower shall deliver to the Global Administrative Agent and the Global Swing Line Lender a notice (a “U.K. Swing Line Borrowing Notice”) signed by it not later than the applicable time and to the applicable location described in Schedule II specifying (i) the applicable Borrowing Date (which shall be a Business Day), (ii) the aggregate amount of the requested U.K. Swing Line Loan, (iii) the U.K. Swing Line Currency in which such Loan is requested and (iv) the initial Interest Period in connection therewith. All of the U.K. Swing Line Loans shall be Eurocurrency Rate Loans with an Interest Period not in excess of thirty (30) days.

            (c) Making of U.K. Swing Line Loans. Not later than 3:00 p.m. (London time) on the applicable Borrowing Date, the Global Swing Line Lender shall make available its U.K. Swing Line Loan in funds in the applicable U.K. Swing Line Currency immediately available at the applicable location described in Schedule II to the relevant Global Borrower.

            (d) Repayment of U.K. Swing Line Loans. Each U.K. Swing Line Loan shall be paid in full by the relevant Global Borrower on or before the date that is the last day of the Interest Period applicable to such U.K. Swing Line Loan and shall be prepaid if required in connection with the provisions of Section 2.3(B)(iii). Outstanding U.K. Swing Line Loans may be repaid from the proceeds of Syndicated Global Advances. Any repayment or prepayment of a U.K. Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9.3(a), shall be in the minimum amount of $50,000 or the Equivalent Amount in the relevant U.K. Swing Line Currency (or such lesser amount as may be agreed to by the Global Swing Line Lender) and in increments of $50,000 or the Equivalent Amount in the relevant U.K. Swing Line Currency (or such lesser amount as may be agreed to by the Global Swing Line Lender) in excess thereof or the full amount of such U.K. Swing Line Loan. Any prepayment or repayment of a U.K. Swing Line Loan other than at the end of the applicable Interest Period shall be for the full amount thereof and shall be accompanied by all amounts payable pursuant to Section 3.4. If any Global Borrower at any time fails to repay a U.K. Swing Line Loan on the applicable date when due, such Borrower shall be deemed to have elected to borrow a Syndicated Global Advance which shall be a Eurocurrency Rate Advance in the applicable Agreed Currency under Section 2.1 as of such date equal in amount to the unpaid amount of such U.K. Swing Line Loan (notwithstanding the minimum amount of Eurocurrency Rate Advances). The proceeds of any such Advance shall be used to repay such U.K. Swing Line Loan. Unless the Global Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the Global Swing Line Lender prior to such Global Swing Line Lender making any U.K. Swing Line Loan that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Syndicated Global Lender’s obligation to make Syndicated Global Loans pursuant to Section 2.1 and this Section 2.9.3(d) to repay such U.K. Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the inability of any Borrower to satisfy the conditions precedent set forth in Article IV or the occurrence or continuance of a Default. In the event that any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.3(d), the Global Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Syndicated Global Lender hereunder until the Global Administrative Agent receives such payment from such Syndicated Global Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Syndicated Global Lender fails to make payment to the Global Administrative Agent of any amount due under this Section 2.9.3(d), such Syndicated Global Lender shall be deemed, at the option of the Global Administrative Agent, to have unconditionally and irrevocably purchased from the Global Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable U.K. Swing Line Loan in the amount of the Syndicated Global Loan such Syndicated Global Lender was required to make pursuant to this Section 2.9.3(d), and such interest and participation may be recovered from such Syndicated Global Lender together with interest thereon at (1) the Federal Funds Effective Rate in the case of Loans denominated in Dollars and (2) the Overnight Foreign Currency Rate in the case of Loans denominated in any other U.K. Swing Line Currency, in each case for each day during the period commencing on the date of demand by the Global Administrative Agent and ending on the date such obligation is fully satisfied.

        2.10 The Bid Rate Advances. (a) Each Syndicated Global Lender severally agrees that, on the terms and conditions set forth in this Agreement, any Global Borrower may request and receive Bid Rate Advances in Dollars, euro or any Eligible Currency under this Section 2.10 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided, however, that, following the making of each Bid Rate Advance, the aggregate Dollar Amount of (i) the Advances, (ii) the Swing Line Loans and (iii) the Syndicated Canadian Loans then outstanding shall not exceed the Aggregate Commitment.

            (b) The procedures for the solicitation and acceptance of Bid Rate Loans are set forth below:

(i) The applicable Global Borrower may request a Bid Rate Advance under this Section 2.10(b) by giving the Global Administrative Agent irrevocable notice at the office and location specified by the Global Administrative Agent, in a form reasonably acceptable to the Global Administrative Agent (a “Bid Rate Advance Borrowing Notice”), specifying the date, currency and aggregate amount of the proposed Bid Rate Advance, the maturity date for repayment of each Bid Rate Loan to be made as part of such Bid Rate Advance (which maturity date may not be earlier than, in the case of an Absolute Rate Auction, the date occurring thirty days, and in the case of an Indexed Rate Auction, the date occurring one month after the date of the related Bid Rate Advance or later than, in the case of an Absolute Rate Auction, the earlier of the day occurring 180 days after the date of such Bid Rate Advance and the Termination Date, and in the case of an Indexed Rate Auction, the earlier of the day occurring six months after the date of such Bid Rate Advance and the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Advance, not later than 10:00 a.m. (New York time in the case of Bid Rate Advances to a U.S. Borrower and London time in the case of Bid Rate Advances to the U.K. Borrower) (A) one Business Day prior to the date of the proposed Bid Rate Advance, if the applicable Global Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Syndicated Global Lenders shall be absolute rates per annum (such type of solicitation being an “Absolute Rate Auction”) and (B) five (5) Business Days prior to the date of the proposed Bid Rate Advance, if the applicable Global Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Syndicated Global Lenders shall be based on the Eurocurrency Base Rate with respect to the applicable currency (such type of solicitation being an “Indexed Rate Auction”). The Global Administrative Agent shall, promptly following its receipt of a Bid Rate Advance Borrowing Notice under this Section 2.10(b), notify each Syndicated Global Lender of such request by sending such Syndicated Global Lender a copy of such Bid Rate Advance Borrowing Notice.

(ii) Each Syndicated Global Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the applicable Global Borrower as part of such proposed Bid Rate Advance at a rate or rates of interest specified by such Syndicated Global Lender in its sole discretion, by notifying the Global Administrative Agent (which shall give prompt notice thereof to the applicable Global Borrower), before 11:00 a.m. (New York time in the case of Bid Rate Loans to a U.S. Borrower and London time in the case of Bid Rate Loans to the U.K. Borrower) (or if such Syndicated Global Lender is the Global Administrative Agent, before 10:45 a.m. (New York time in the case of Bid Rate Loans to a U.S. Borrower and London time in the case of Bid Rate Loans to the U.K. Borrower)) (A) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) four Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction of the minimum amount and maximum amount of each Bid Rate Loan which such Syndicated Global Lender would be willing to make as part of such proposed Bid Rate Advance (which amounts may, subject to the proviso to the first sentence of Section 2.10(a), exceed such Syndicated Global Lender’s Commitment), the rate or rates of interest, in the case of an Absolute Rate Auction, or the spread or spreads with respect to the Eurocurrency Base Rate, in the case of an Indexed Rate Auction, therefor and such Syndicated Global Lender’s Lending Installation with respect to such Bid Rate Loan.

(iii) The applicable Global Borrower shall, in turn, before (A) 12:00 noon (New York time in the case of Bid Rate Advances to a U.S. Borrower and London time in the case of Bid Rate Advances to the U.K. Borrower) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) 11:00 a.m. (New York time in the case of Bid Rate Advances to a U.S. Borrower and London time in the case of Bid Rate Advances to the U.K. Borrower) three Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction for a Bid Rate Advance, either:

(x) cancel such Bid Rate Advance by giving the Global Administrative Agent notice to that effect; or

(y) accept, subject to Section 2.10(d), one or more of the offers made by any Syndicated Global Lender or Syndicated Global Lenders pursuant to Section 2.10(b)(ii), in its sole discretion, by giving notice to the Global Administrative Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the applicable Global Borrower by the Global Administrative Agent on behalf of such Syndicated Global Lender for such Bid Rate Loan pursuant to Section 2.10(b)(ii)) to be made by each Syndicated Global Lender as part of such Bid Rate Advance, and reject any remaining offers made by Syndicated Global Lenders pursuant to Section 2.10(b)(ii) by giving the Global Administrative Agent notice to that effect.

(iv) If the applicable Global Borrower notifies the Global Administrative Agent that such Bid Rate Advance is canceled pursuant to Section 2.10(b)(iii)(x), the Global Administrative Agent shall give prompt notice thereof to the Syndicated Global Lenders and such Bid Rate Advance shall not be made.

(v) If the applicable Global Borrower accepts one or more of the offers made by any Syndicated Global Lender or Syndicated Global Lenders pursuant to Section 2.10(b)(iii)(y), the Global Administrative Agent shall in turn promptly notify (A) each Syndicated Global Lender that has made an offer as described in Section 2.10(b)(ii) of the date, and aggregate amount of such Bid Rate Advance and whether or not any offer or offers made by such Syndicated Global Lender pursuant to Section 2.10(b)(ii) have been accepted by the applicable Global Borrower and (B) each Syndicated Global Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance, of the amount of each Bid Rate Loan to be made by such Syndicated Global Lender as part of such Bid Rate Advance. Each Syndicated Global Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance shall, not later than 3:00 p.m. (New York time) on the date of such Bid Rate Advance specified in the notice received from the Global Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Lending Installation to the Global Administrative Agent at the relevant Eurocurrency Payment Office such Syndicated Global Lender’s portion of such Bid Rate Advance, in same day funds in the currency specified in the applicable Bid Rate Advance Borrowing Notice. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Global Administrative Agent of such funds, the Global Administrative Agent will make such funds available to the applicable Global Borrower at the Global Administrative Agent’s aforesaid address. Promptly after each Bid Rate Advance, the Global Administrative Agent will notify each Syndicated Global Lender of the amount of such Bid Rate Advance, the consequent Bid Rate Reduction and the dates upon which such Bid Rate Reduction commenced and will terminate.

(vi) Notwithstanding the other provisions of this Section 2.10(b), the applicable Global Borrower may elect at its own discretion to assume the responsibilities of the Global Administrative Agent in connection with the solicitation and acceptance of Bid Rate Loans as described in this section. In the event that the applicable Global Borrower makes the election described in this subsection, all notices to be given by such Borrower to the Global Administrative Agent pursuant to this Section 2.10(b) shall be given by such Borrower directly to the Global Administrative Agent and the Syndicated Global Lenders, all notices to be given by the Global Administrative Agent to the Syndicated Global Lenders pursuant to this Section 2.10(b) shall be given by such Borrower to the Syndicated Global Lenders, and all notices to be given by the Syndicated Global Lenders to the Global Administrative Agent pursuant to this Section 2.10(b) shall be given by the Syndicated Global Lenders to such Borrower and the Global Administrative Agent. In addition, any fee payable to the Global Administrative Agent in connection with the Bid Rate Loans in connection with such Bid Rate Loans solicited and accepted by any Global Borrower pursuant to this clause (vi) is hereby waived.

            (c) Each Bid Rate Advance shall be in an aggregate amount not less than the Equivalent Amount of $10,000,000 in the applicable currency or an integral multiple of approximately $1,000,000 in the applicable currency in excess thereof, and, following the making of each Bid Rate Advance, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.10(a).

            (d) Each acceptance by the applicable Global Borrower pursuant to Section 2.10(b)(iii)(y) of the offers made in response to a Bid Rate Advance Borrowing Notice shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Bid Rate Loans so offered bear to one another but, in each case, rounded as the Global Administrative Agent (or the applicable Global Borrower in the event such Borrower runs the bid rate process under clause (b)(vi) above) may consider necessary to ensure that the Equivalent Amount of each such Bid Rate Loan is approximately $500,000 or an integral multiple thereof.

            (e) Within the limits and on the conditions set forth in this Section 2.10, each Global Borrower may from time to time borrow under this Section 2.10, repay pursuant to Section 2.10(f), and reborrow under this Section 2.10.

            (f) The applicable Global Borrower shall repay to the Global Administrative Agent, for the account of each Syndicated Global Lender which has made a Bid Rate Loan to it, on the maturity date of such Bid Rate Loan (such maturity date being that specified by such Borrower for repayment of such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice), or, if earlier, the acceleration of the Obligations pursuant to Section 8.1, the then unpaid principal amount of such Bid Rate Loan. No Borrower shall have the right to prepay any principal amount of any Bid Rate Loan without the consent of the applicable Syndicated Global Lender.

            (g) The applicable Global Borrower shall pay interest on the unpaid principal amount of each Bid Rate Loan made to it, from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest for such Bid Rate Loan specified by the Syndicated Global Lender making such Bid Rate Loan in the related notice submitted by such Syndicated Global Lender pursuant to Section 2.10(b)(ii), payable on the interest payment date or dates specified by such Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice and on any date on which such Bid Rate Loan is prepaid, whether by acceleration or otherwise. In the event the term of any Bid Rate Loan shall be longer than three months, interest thereon shall be payable not less frequently than once each three-month period during such term. Unless otherwise specified in the applicable Bid Rate Advance Borrowing Notice, interest on Bid Rate Advances shall be calculated (a) for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year for Bid Rate Advances made pursuant to an Indexed Rate Auction and (b) for actual days elapsed on the basis of a 360-day year for Bid Rate Advances made pursuant to an Absolute Rate Auction.

            (h) Except as provided in clause (b)(vi) above, in connection with each Bid Rate Loan, the applicable Global Borrower shall pay to the Global Administrative Agent the fee with respect thereto set forth in the relevant fee letter dated as of even date herewith between the Borrowers, J.P. Morgan Securities Inc. and the Global Administrative Agent.

        2.11 Default Rate. Notwithstanding anything contained herein to the contrary, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Global Administrative Agent may with the consent, and shall upon the request, of the Required Lenders require that such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided herein or (ii) in the case of any other amount (other than as set forth in the following clause (iii)), 2% plus the rate applicable to Base Rate Advances as provided herein or (iii) in the case of any Syndicated Canadian Loan or Canadian Swing Line Loan, 2% plus the rate applicable to Canadian Prime Rate Loans.

        2.12 Method of Payment. (i) All payments of principal, interest, and fees hereunder to the Global Administrative Agent shall be made, without setoff, deduction or counterclaim (a) at the Global Administrative Agent’s office at the applicable location at which such Advance was made in immediately available funds with respect to Advances denominated in Dollars and (b) in the Global Administrative Agent’s applicable Eurocurrency Payment Office in immediately available funds with respect to any Advance denominated in an Agreed Currency other than Dollars, in each case, or at any other Lending Installation of the Global Administrative Agent specified in writing (by 11:00 a.m. (New York time) on the day before the date when due) by the Global Administrative Agent to the applicable Borrower, by 12:00 noon local time in New York, New York with respect to Advances denominated in Dollars and 12:00 noon local time in the Global Administrative Agent’s Eurocurrency Payment Office with respect to Advances denominated in an Agreed Currency other than Dollars on the date when due and shall be made ratably among the relevant Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the currency in which it was made (the “Advanced Currency”) in the amount borrowed and interest payable thereon shall be paid in such Advanced Currency. Notwithstanding anything in this Agreement, the obligation of any Borrower in respect of any Advance shall not be discharged by an amount paid in any currency other than the Advanced Currency or at another location other than the location designated by the Global Administrative Agent, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the Advanced Currency and transfer to the relevant Lenders under normal banking procedure, does not yield the amount of the Advanced Currency due under the Loan Documents. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of the Advanced Currency due under the Loan Documents, such Lender shall have an independent cause of action against the applicable Borrower(s) for the currency deficit. Each payment delivered to the Global Administrative Agent for the account of any Lender shall be delivered promptly by the Global Administrative Agent to such Lender in the same type of funds which the Global Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Global Administrative Agent from such Lender.

        (ii) All payments to be made by the applicable Borrowers hereunder in respect of any Swing Line Loans and Syndicated Canadian Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the Global Administrative Agent’s office or Global Swing Line Lender’s office (as applicable) office from which such Loan was made not later than 12:00 noon (local time) on the date on which such payment shall become due.

        (iii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance or Loan in any currency other than Dollars or euro, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the “New Currency”) are introduced and the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Global Administrative Agent or the Global Swing Line Lender, as applicable, in such Original Currency, then all payments to be made by the applicable Borrower hereunder in such currency shall be made in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance or Loan in any currency other than Dollars or euro, any applicable Borrower is not able to make payment to the Global Administrative Agent or the Global Swing Line Lender, as applicable, in the type of currency in which such Advance or Loan was made because of the imposition of any such currency control or exchange regulation, then such Advance or Loan shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

        2.13 Notes, Telephonic Notices. Any Lender may request that the Loans made by it each be evidenced by the applicable Notes to evidence such Lender’s Loans. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender such Note(s) for such Loans payable to the order of such Lender. Thereafter, such Loans evidenced by such Note(s) and interest thereon shall at all times be represented by one or more Notes, except to the extent that any such Lender subsequently returns any such Note for cancellation. Each Borrower authorizes the applicable Lenders and the Global Administrative Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons that the Global Administrative Agent or Lender in good faith believes to be acting on behalf of such Borrower. Each Borrower agrees to deliver promptly to the Global Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Global Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Global Administrative Agent and Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Global Administrative Agent or Lender, as applicable, shall promptly notify the Authorizing Officer who provided such confirmation of such difference.

        2.14 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Loan Accounts.

        (A) Promise to Pay. Each Borrower unconditionally promises to pay when due the principal amount of each Loan made to it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement.

        (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan, each Canadian Prime Rate Loan and USD Swing Line Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity (whether by acceleration or otherwise) and, with respect to any USD Swing Line Loans on any date on which a USD Swing Line Loan is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Loan (other than CDOR Loans which are governed by the Syndicated Canadian Addendum) shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Bid Rate Loan shall be payable as provided in Section 2.10(g). Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) upon repayment thereof in full, (ii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise) and (iii) if not theretofore paid in full, on demand, commencing on the first such day following the date such Obligation became payable pursuant to the terms of this Agreement or the other Loan Documents.

        (C) Fees. The relevant Borrowers shall, or shall cause their respective Subsidiaries to, pay to the Global Administrative Agent, for the account of each relevant Lender in accordance with their Pro Rata Shares and Syndicated Canadian Pro Rata Shares (as appropriate), on arrangements satisfactory to Harley and the Global Administrative Agent, a commitment fee accruing at the rate of the Applicable Commitment Fee per annum from and after the date hereof until the Termination Date on the average daily unused amount of the Aggregate Commitment during a given calendar quarter calculated on the last Business Day of such calendar quarter. For purposes of calculating the average daily unused amount of the Aggregate Commitment, outstanding Swing Line Loans shall not be considered usage of the Aggregate Commitment. All such commitment fees payable under this clause (C) shall be payable quarterly in arrears on the last Business Day of each March, June, September and December occurring after the date hereof and, in addition, on the Termination Date.

        (D) Interest and Fee Basis. (i) Interest on all Loans (other than Eurocurrency Rate Loans denominated in Pounds Sterling, Base Rate Loans with respect to which interest is calculated by reference to the Alternate Base Rate and USD Swing Line Loans), including all Syndicated Canadian Loans and all fees shall be calculated for actual days elapsed on the basis of a 360-day year (except as provided otherwise in the Syndicated Canadian Addendum). Interest on (a) Base Rate Loans with respect to which interest is calculated by reference to the Alternate Base Rate and USD Swing Line Loans and (b) Eurocurrency Rate Loans denominated in Pounds Sterling and Syndicated Canadian Loans shall in each case be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year; provided that Stamping Fees shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received by the times and in the offices required under Section 2.12. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

        (ii) For purposes of the Interest Act (Canada), (a) whenever any interest or fee under this Agreement or any of the other Loan Documents is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (1) the applicable rate based on a year of 360 days or 365 days, as the case may be, (2) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (3) divided by 360 or 365, as the case may be, (b) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (c) the rates of interest stipulated in this Agreement are intended to be nominal rates and are not effective rates or yields.

        (E) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the Obligations of the Borrowers to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder.

        (F) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless any Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of such Borrower’s receipt of such information.

        2.15 Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions. Promptly after receipt thereof, the Global Administrative Agent will notify each relevant Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice and repayment notice received by it hereunder. The Global Administrative Agent will notify each relevant Lender of the interest rate applicable to each Fixed Rate Loan promptly upon determination of such interest rate.

        2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation reasonably selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Global Administrative Agent and Harley, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

        2.17 Non-Receipt of Funds by the Global Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Global Administrative Agent prior to the date (or time, in the case of a Floating Rate Loan) on which it is scheduled to make payment to the Global Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Global Administrative Agent for the account of the relevant Lenders, that it does not intend to make such payment, the Global Administrative Agent may assume that such payment has been made. The Global Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Global Administrative Agent, the recipient of such payment shall, on demand by the Global Administrative Agent, repay to the Global Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Global Administrative Agent until the date the Global Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender (other than in respect of any Loan denominated in Canadian Dollars), the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Lender in respect of any Loan denominated in Canadian Dollars, the sum of the Canadian Prime Rate plus two percent (2%), or (iii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan (including without limitation pursuant to Section 2.11 if applicable).

        2.18 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity and reimbursement obligations, to the extent such obligations have not accrued) shall have been fully paid and satisfied and all financing arrangements under the Loan Documents among the Borrowers and the Lenders shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

        2.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from a Borrower hereunder or under the Syndicated Canadian Addendum in the currency expressed to be payable herein or under the Syndicated Canadian Addendum (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Global Administrative Agent could purchase the specified currency with such other currency at the Global Administrative Agent’s main office in New York, New York on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Global Administrative hereunder or under the Syndicated Canadian Addendum shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Global Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Global Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Global Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Global Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Global Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Global Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

        2.20 Termination as Borrower. So long as the principal of and interest on any Loans or Advances made to any Foreign Borrower under this Agreement or the Syndicated Canadian Addendum shall have been repaid or paid in full and all other obligations of such Foreign Borrower under this Agreement and the Syndicated Canadian Addendum shall have been fully performed, Harley may, by not less than five (5) Business Days’ prior notice to the Global Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Foreign Borrower’s rights and obligations as a “Borrower”.

ARTICLE III CHANGE IN CIRCUMSTANCES

        3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith (any of the foregoing, a “Change in Law”),

(i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding Excluded Taxes), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder; provided, that this clause (i) shall not apply with respect to any Taxes to which Section 3.5 applies, or

(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation with respect to its Fixed Rate Loans, or

(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Fixed Rate Loans or reduces any amount received by any Lender or any applicable Lending Installation in connection with Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest or fee received by it, by an amount deemed material by such Lender;

        and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans or to reduce any amount received under this Agreement, then, within 15 days after receipt by the relevant Borrower of written demand by such Lender pursuant to Section 3.6, such Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment or Syndicated Canadian Commitment.

        3.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans or its obligation to make Loans hereunder, then, within 15 days after receipt by the relevant Borrower of written demand by such Lender pursuant to Section 3.6, such Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the “Risk-Based Capital Guidelines” (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements, in each case passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States or Canada (if applicable) implementing the July 1988 report of the Basel Committee on Banking Supervision Entitled “International Convergence of Capital Measurement and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement and including, for the avoidance of doubt, the recommendations set out in the report entitled ‘Basel II: International Convergence of Capital Measurement and Capital Standards: A Revised Framework’, which was published by the Basel Committee on Banking Supervision on June 26, 2004 and the European Commission proposal (COM (2004) 486) of July 14, 2004.

        Notwithstanding any other provision of this Section 3.2, the U.K. Borrower shall not be obliged to make any increased payment pursuant to this Section 3.2 to the extent that the relevant cost, increased cost, reduction or liability is compensated for by any payment calculated in accordance with the Mandatory Cost or represents Excluded Taxes.

        3.3 Availability of Types of Advances. (a) If (i) any Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders with respect to Fixed Rate Advances or the Global Swing Line Lender with respect to Swing Line Loans determine that (x) deposits of a type, currency and maturity appropriate to match fund Fixed Rate Advances or Swing Line Loans, as applicable, are not available or (y) the interest rate applicable to a Fixed Rate Advance or Swing Line Loan does not accurately reflect the cost of making or maintaining such a Fixed Rate Advance or Swing Line Loans, then the Global Administrative Agent shall suspend the availability of Fixed Rate Advances or such Swing Line Loans of the affected Type or in the affected currency and, in the case of any occurrence set forth in clause (i), require any affected Fixed Rate Advances or Swing Line Loans to be repaid or, in the case of Eurocurrency Rate Loans in Dollars, at the option of the applicable U.S. Borrower, converted to Base Rate Advances or, in the case of any Loans to the Canadian Borrower, at the option of the Canadian Borrower, converted to Canadian Prime Rate Advances.

        (b) If the Index is unavailable, (i) the Administrative Agent shall notify the Borrowers and the Lenders of such unavailability, (ii) the Borrowers and the Lenders shall negotiate in good faith to agree upon an alternative method for establishing the Applicable Margin, (iii) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Floating Rate Advance denominated in Dollars, and (iv) the obligation of the Lenders to make, or to convert Advances into, Eurocurrency Rate Advances shall be suspended until the earlier of the time that (x) the Global Administrative Agent shall notify the Borrowers and the Lenders that the Index is available or (y) the Borrowers and the Lenders agree on an alternative method for establishing the Applicable Margin; provided that (A) with respect to Eurocurrency Rate Advances and Floating Rate Advances during the period of the first 60 days after the notification by the Administrative Agent to the Borrowers and the Lenders of the unavailability of the Index and an alternative method for determining the Applicable Margin has not been agreed upon by the Borrowers and the Lenders, the Applicable Margin and Floating Rate Margin shall be based on an Applicable Margin and Floating Rate Margin, respectively, based on the Index in effect on the day immediately prior to the unavailability of the Index, (B) with respect to calculating the Applicable Commitment Fee during the period when the Index is unavailable and an alternative method for determining the Applicable Commitment Fee has not been agreed upon by the Borrowers and the Lenders, such fee shall be equal to 15% of the Applicable Margin as calculated in the foregoing clause (A) and the following clause (C) and (C) after such 60-day period if the Index remains unavailable and an alternative method for determining the Applicable Margin has not been agreed upon by the Borrowers and the Lenders, the Applicable Margin and the Floating Rate Margin, as calculated pursuant to the foregoing clause (A), shall be increased by (i) 0.25% on the first date following the expiration of such 60-day period (the “Rate Increase Date”) and (ii) an additional 0.25% on each succeeding 90-day anniversary of the Rate Increase Date, in each case so long as the Index remains unavailable and an alternative method for determining the Applicable Margin has not been agreed upon by the Borrowers and the Lenders.

        3.4 Funding Indemnification. If any payment of a Fixed Rate Advance, Fixed Rate Swing Line Loan or Bid Rate Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Fixed Rate Advance or Fixed Rate Swing Line Loans, or the applicable maturity date in the case of a Bid Rate Advance, whether because of acceleration, prepayment, assignment (to the extent such assignment is effected pursuant to Section 3.8) or otherwise, or a Fixed Rate Advance, Fixed Rate Swing Line Loan or Bid Rate Advance is not made or continued on the date specified by any Borrower for any reason other than default by the Lenders, Harley and such Borrower agrees to indemnify each Lender for any loss or cost (including lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance, Fixed Rate Swing Line Loan or Bid Rate Advance, as the case may be.

        3.5 Taxes. (i) Unless such deduction is required by applicable law, all payments by any Borrower or any Guarantor to or for the account of any Lender or the Global Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If any Borrower or any Guarantor shall be required by applicable law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Global Administrative Agent, then, except as otherwise specifically provided in this Section 3.5, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Global Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower or Guarantor, as applicable, shall make such deductions, (c) such Borrower or Guarantor, as applicable, shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower or Guarantor, as applicable, shall furnish to the Global Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or, in the case of a deduction made under tax legislation in the United Kingdom or England and Wales, evidence reasonably satisfactory to the Global Administrative Agent that the deduction has been made. Each Syndicated Global Lender which is not otherwise a Qualifying Lender hereby agrees to fund its Syndicated Global Loans to the U.K. Borrower through an office, branch or Affiliate, if any, resident in the United Kingdom for United Kingdom tax purposes.

        (ii) In addition, except as otherwise specifically provided in this Section 3.5, each Borrower and Guarantor hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder by the relevant Borrower or Guarantor to the relevant Lender, or under any Note but excluding any such taxes, charges or levies in respect of any assignment, sale or transfer or participation (but excluding any participations and transfers pursuant to Section 2.2(E)) by any Lender or the Global Administrative Agent or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

        (iii) Each Borrower and Guarantor hereby agree to indemnify the Global Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Global Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that each Borrower and Guarantor shall not be required to so indemnify to the extent any relevant amount is actually compensated for under any other provision of this Agreement. Payments due under this indemnification shall be made within 30 days of the date the Global Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

        (iv) At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Syndicated Global Lender, such Lender to the extent it is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will deliver to each of Harley, each Guarantor and the Global Administrative Agent (1) two duly completed copies of IRS Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or (2) in the case of a Non-U.S. Lender that is fiscally transparent, a copy of IRS Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax (such certificate, an “Exemption Certificate”). Each Non-U.S. Lender further undertakes to deliver to each of Harley and the Global Administrative Agent (i) two renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (ii) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Harley, any Guarantor or the Global Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Harley, the Guarantors and the Global Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

        (v) For any period during which a Non-U.S. Lender has failed to provide Harley or the Guarantors with an appropriate form or Exemption Certificate pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form or Exemption Certificate originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form or Exemption Certificate required under clause (iv), above, Harley or the Guarantors shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

        (vi) The U.K. Borrower and/or any Guarantor is not required to make an increased payment to the Global Administrative Agent or a Lender under this Section 3.5 with respect to Taxes imposed, nor any deductions required, by the United Kingdom in respect of a payment of interest (including any items classified as interest by the relevant taxing authority) on a Loan, if on the date on which the payment falls due:

(a) the payment could have been made to the relevant Lender without a deduction for Taxes if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(b) (1) the relevant Lender is a Qualifying Lender solely under sub-paragraph (ii) of the definition of Qualifying Lender; (2) an officer of the HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA (as that provision has effect on the date on which the relevant Lender became a Lender) which relates to that payment and that Lender has received from the U.K. Borrower a certified copy of that Direction; and (3) the payment could have been made to the Lender without any deduction for Tax in the absence of that Direction; or

(c) the relevant Lender is a Treaty Lender and either (1) neither of the following conditions have been satisfied (A) notice under the relevant Treaty has been given by the HMRC to the U.K. Borrower or the relevant Guarantor authorizing the U.K. Borrower or the relevant Guarantor to make such payment without deduction for Tax or (B) the Global Administrative Agent has obtained provisional authority under the PTR Scheme authorizing the relevant Borrower to make such payment without deduction for Tax and such provisional authority has not been withdrawn or revoked or (2) the U.K. Borrower or the relevant Guarantor is able to demonstrate that the payment could have been made to the Lender without deduction for Tax had that Lender complied with its obligation in paragraphs (vii) or (viii) below.

        (vii) Each Treaty Lender and the U.K. Borrower shall use reasonable efforts to co-operate in completing any procedural formalities necessary for the U.K. Borrower to obtain authorization to make that payment without a deduction for Tax or allow the relevant Treaty Lender to recover such Taxes where any such payment has been made subject to a deduction for Tax.

        (viii) PTR Scheme

(a) Each Treaty Lender:

(1) irrevocably appoints the Global Administrative Agent to act as syndicate manager under, and authorizes the Global Administrative Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with this Agreement;

(2) shall co-operate with the Global Administrative Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Global Administrative Agent such information as the Global Administrative Agent may request in connection with the operation of the PTR Scheme;

(3) without limiting the liability of the U.K. Borrower under this Agreement, shall, within 30 Business Days of demand, indemnify the Global Administrative Agent for any liability or loss incurred by the Global Administrative Agent as a result of the Global Administrative Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender’s participation in any Loan (except to the extent that the liability or loss arises directly from the Global Administrative Agent’s gross negligence or willful misconduct); and

(4) agrees to, indemnify the U.K. Borrower and each Guarantor for any Tax or increased Tax or any interest or penalties associated therewith which the U.K. Borrower or such Guarantor becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender which results in a provisional authority issued by the HMRC under the PTR Scheme being withdrawn. Payments due under this indemnification shall be made within 30 Business Days of demand by U.K. Borrower or the applicable Guarantor.

            (b) The U.K. Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall:

(1) promptly supply to the Global Administrative Agent such information as the Global Administrative Agent may request in connection with the operation of the PTR Scheme; and

(2) act in accordance with any provisional notice issued by the HMRC under the PTR Scheme.

            (c) The Global Administrative Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to the U.K. Borrower.

            (d) All of the parties hereto acknowledge that the Global Administrative Agent:

(1) is entitled to rely completely upon information provided to it in connection with sub-paragraph (a) or (b) above;

(2) is not obliged to undertake any enquiry into the accuracy of such information, nor into the status of the Treaty Lender or, as the case may be, U.K. Borrower providing such information; and

(3) shall have no liability to any person for the accuracy of any information it submits in connection with paragraph (a)(1) above.

            (e) In this Clause “PTR Scheme” means the Provisional Treaty Relief scheme as described in the HMRC (formerly the Inland Revenue) Guidelines dated January 2003 and administered by the HMRC.

        (ix) At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Syndicated Canadian Bank or the Global Swing Line Lender in respect of Canadian Swing Line Loans to the Canadian Borrower, such Syndicated Canadian Bank or Global Swing Line Lender to the extent it is neither incorporated under the laws of a jurisdiction in Canada nor deemed to be a resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) (each a “Non-Canadian Lender”) agrees that it will deliver to each of the Canadian Borrower and the Global Administrative Agent a certificate of a duly authorized officer of such Non-Canadian Lender to the effect that such Non-Canadian Lender is capable under the provisions of an applicable tax treaty or under the provisions of applicable law of receiving, and enabling the Canadian Borrower under the provisions of the Income Tax Act (Canada) to make, payments of interest or fees with respect to the Syndicated Canadian Loans and Canadian Swing Line Loans to the Canadian Borrower without deduction or withholding of income tax (such certificate, a “Canadian Exemption Certificate”). Each Non-Canadian Lender further undertakes to deliver to each of the Canadian Borrower and the Global Administrative Agent a replacement certificate of a duly authorized officer of such Non-Canadian Lender before or promptly upon the occurrence of any event requiring a change in the Canadian Exemption Certificate so delivered by it. All certificates described in the preceding sentences shall certify that such Non-Canadian Lender is entitled to receive interest or fees under this Agreement or the Syndicated Canadian Addendum without deduction or withholding of any applicable income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such certificates inapplicable or which would prevent such Non-Canadian Lender from duly completing and delivering any such certificate with respect to it and such Non-Canadian Lender advises the Canadian Borrower and the Global Administrative Agent that it is not capable of receiving payments without any deduction or withholding of applicable income tax.

        (x) For any period during which a Non-Canadian Lender has failed to provide the Canadian Borrower with an appropriate Canadian Exemption Certificate as required pursuant to clause (ix) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a Canadian Exemption Certificate originally was required to be provided), such Non-Canadian Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the applicable jurisdiction in Canada; provided that, should a Non-Canadian Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a Canadian Exemption Certificate required under clause (ix), above, the Canadian Borrower shall take such steps as such Non-Canadian Lender shall reasonably request to assist such Non-Canadian Lender to recover such Taxes. In addition, neither any Syndicated Canadian Bank nor the Global Swing Line Lender shall be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the applicable jurisdiction in Canada other than indemnity obligations under this Section 3.5 arising out of a change after the Closing Date in any applicable treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority.

        (xi) If a Borrower or Guarantor pays an amount under this Section 3.5, or is required to make a deduction or withholding in relation to a payment hereunder or under any Note and account for the same to the relevant tax authority, which gives or may give rise to a Tax Credit for the recipient of that payment (the “Recipient”), the Recipient shall, promptly upon utilisation or receipt of such Tax Credit, pay an amount to such Borrower or the relevant Guarantor which will leave it (after that payment) in the same after-Tax position as it would have been in had the original amount paid under this Section 3.5 (or withheld or deducted pursuant to applicable law) not been required to have been made, withheld or deducted; provided that nothing in this clause (xi) shall require any Lender to make available its tax return (or any other information relating to its taxes which it deems confidential).

        (xii) If (i) a Lender or the Global Administrative Agent assigns, transfers or sells all or any portion of its rights and/or delegates all or any portion of its obligations under this Agreement and the other Loan Documents (but excluding any participations and other transfers pursuant to Section 2.2(E)) or changes its Lending Installation for the purposes of this Agreement, and (ii) as a direct result of circumstances existing at the date of the assignment, transfer, sale, delegation or change, any Borrower or Guarantor would be obliged to pay any incremental amount under this Section 3.5, then the transferee or Lender acting through its new Lending Installation shall only be entitled to receive payment under this Section 3.5 to the same extent that the previous Lender or the Lender acting through its previous Lending Installation would have been entitled if no such transaction had taken place. If a Lender sells a participation in all or any part of its rights or obligations under this Agreement and the other Loan Documents, the participant shall only be entitled to receive payment under this Section 3.5 to the extent that the Lender selling the participation would have been entitled if no such participation had taken place. Notwithstanding the foregoing or anything else contained in this Section 3.5, in the event of a participation or transfer pursuant to Section 2.2(E), the participant shall be entitled to the indemnification under Sections 3.5(i) and 3.5(iii) in respect of any payments received pursuant to such participation or transfer.

        (xiii) Where this Agreement or any Note requires the relevant Borrower or Guarantor to reimburse a Lender or the Global Administrative Agent for any costs or expenses, such Borrower or Guarantor shall also at the same time pay and indemnify the relevant Lender or the Global Administrative Agent (as applicable) against all United Kingdom value added tax (“VAT”) incurred by such Lender or the Global Administrative Agent (as applicable) in respect of the costs or expenses to the extent that such Lender or the Global Administrative Agent (as applicable) reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of VAT.

        3.6 Mitigation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the relevant Borrower or the Guarantors to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not materially disadvantageous to such Lender. Each Lender requiring compensation pursuant to this Article III shall notify the relevant Borrower and the Global Administrative Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation; provided that the relevant Borrower or Guarantor shall not be required to pay such amounts to the extent such amounts accrued prior to the date that is 180 days prior to the date of such notice; provided further that, if the circumstances giving rise to such amounts are retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the applicable fixed rate of interest with respect to such Loan, whether in fact that is the case or not. The obligations of the Borrowers and the Guarantors under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

        3.7 Non-U.S. Reserve Costs or Fees. If, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof and outside of England and Wales or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than any Tax), and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to any Foreign Borrower or its Commitment, Swing Line Commitment or Syndicated Canadian Commitment to any Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to any Foreign Borrower or Commitment, Swing Line Commitment or Syndicated Canadian Commitment to any Foreign Borrower, then, within 15 days of demand by such Lender, such Foreign Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

        3.8 Replacement of Affected Lenders. If, any Lender requests compensation under Section 3.1, 3.2 or 3.7, or if any Borrower is required to pay any additional amount pursuant to Section 3.5, or if any Lender defaults in its obligation to fund Loans hereunder, then Harley may, at its sole expense and effort, upon notice to such Lender and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.3), all its interests, rights and obligations under this Agreement (other than any outstanding Bid Rate Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) in the case of an assignment to an assignee which is not a Lender, Harley shall have received the prior written consent of the Global Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Bid Rate Loans) and participations in the relevant Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Harley (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 3.1, 3.2 or 3.7 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments with respect to the assignee Lender.

ARTICLE IV CONDITIONS PRECEDENT

        4.1 Initial Loans. This Agreement shall not become effective nor shall the Lenders be required to make the initial Loans unless (i) since December 31, 2007, no event, development or circumstance shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the financial condition of Harley and its subsidiaries taken as a whole and (ii) the Borrowers shall have (a) paid all fees required to be paid in connection with the execution of this Agreement, (b) furnished to the Global Administrative Agent, with sufficient copies (other than in the case of any Notes) for each of the Lenders, such documents as the Global Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit D to this Agreement, (c) obtained all governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of Harley and its Subsidiaries (including the Borrowers) and such approvals remain in full force and effect, (d) delivered to the Lenders (1) audited consolidated financial statements of Harley and HDFS for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available and (2) satisfactory unaudited interim consolidated financial statements of Harley and HDFS for the quarter ended March 31, 2008 and (e) delivered evidence reasonably satisfactory to the Global Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all Indebtedness under the Existing Credit Agreements, and the termination of the applicable agreements relating thereto, all taking effect concurrently with the effectiveness of this Agreement; provided that any Lender hereunder which is also a “Lender” under any of the Existing Credit Agreements hereby waives any requirement of five (5) Business Days notice by the “Borrower(s)” under such Existing Credit Agreement(s) prior to the reduction of the commitments thereunder and the termination thereof.

        4.2 Each Loan. Except as expressly provided in Sections 2.2(E),2.9.1(d), 2.9.2(d), 2.9.2(f), and 2.9.3(d), no Lender shall be required to make any Loan unless on the applicable Borrowing Date:

(i) there exists no Default or Unmatured Default; and

(ii) the representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date; provided, that the representations set forth in Sections 5.1.6 and 5.1.7 shall be deemed to be made only (1) on and as of the Closing Date, (2) on and as of each date (if any) on which the Lenders agree to extend the Termination Date and (3) on and as of the effective date of any increase in the Commitments (if any).

        Each Borrowing Notice with respect to each Loan or Advance shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 4.2(i) and (ii) will have been satisfied as of the date of such Loan or Advance.

        4.3 Initial Advance to the Canadian Borrower. No Syndicated Canadian Bank shall be required to make any Syndicated Canadian Loans to the Canadian Borrower unless the Canadian Borrower has furnished or caused to be furnished to the Global Administrative Agent with sufficient copies for the Syndicated Canadian Banks:

        (A) The Syndicated Canadian Addendum executed and delivered by the Canadian Borrower and, if requested by the Global Administrative Agent, containing the written consent of Harley thereon.

        (B) Copies of the Certificate of Incorporation (or other comparable constituent document) of the Canadian Borrower, together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of organization.

        (C) Copies, certified by the Secretary or Assistant Secretary of the Canadian Borrower, of its By-Laws (or other comparable governing document) and of its Board of Directors’ (or comparable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by the Global Administrative Agent) approving the Syndicated Canadian Addendum.

        (D) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Authorized Officer of the Canadian Borrower, which shall identify by name and title and bear the signature of the officers of the Canadian Borrower authorized to sign the Syndicated Canadian Addendum and the other documents to be executed and delivered by the Canadian Borrower hereunder, upon which certificate the Global Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by Harley or the Canadian Borrower.

        (E) An opinion of counsel to the Canadian Borrower, in a form reasonably acceptable to the Global Administrative Agent and its counsel.

        (F) Promissory notes payable to each of the Syndicated Canadian Banks requesting promissory notes;

        (G) Such other instruments, documents or agreements as the Global Administrative Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel.

ARTICLE V REPRESENTATIONS AND WARRANTIES

        5.1 Representations and Warranties. Each of the Companies represents and warrants to the Lenders and the Global Administrative Agent as follows as of the Closing Date and thereafter on each date as and to the extent required by Section 4.2:

        5.1.1 Corporate Existence and Standing. Each of the Companies and each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        5.1.2 Corporate Power and Authority; No Conflict. The execution, delivery and performance by each of the Companies of this Agreement and the other Loan Documents to be delivered by it, and the consummation of the transactions contemplated hereby, are within such Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Company’s charter or by-laws or (ii) law or any indenture or other agreement evidencing debt for borrowed money in an outstanding principal balance in excess of $10,000,000 or any material contractual restriction binding on or affecting any Company.

        5.1.3 No Authorization or Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required as a condition to the due execution, delivery and performance by the Companies of this Agreement or the other Loan Documents to be delivered by it.

        5.1.4 Execution, Delivery and Enforceability. This Agreement has been, and each of the other Loan Documents to be delivered by each Company when delivered hereunder will have been, duly executed and delivered by such Company. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of each Company enforceable against such Company in accordance with their respective terms (subject to the effect of bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity).

        5.1.5 Financial Statements. The Consolidated balance sheet of Harley and its Subsidiaries as at December 31, 2007, and the related Consolidated statements of income and cash flows of Harley and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst &Young LLP, independent public accountants, and the Consolidated balance sheet of Harley and its Subsidiaries as at March 30, 2008, and the related Consolidated statements of income and cash flows of Harley and its Subsidiaries for the three months then ended, duly certified by the chief financial officer or treasurer of Harley, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheet as at March 30, 2008, and said statements of income and cash flows for the three months then ended, to the absence of footnotes and to year-end audit adjustments, the Consolidated financial condition of Harley and its Subsidiaries as at such dates and the Consolidated results of the operations of Harley and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

        5.1.6 Material Adverse Change. Since December 31, 2007, there has been no Material Adverse Change.

        5.1.7 Litigation. There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting Harley or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

        5.1.8 Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.

        5.1.9 Investment Company Status. No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE VI COVENANTS

        6.1 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Company will:

        6.1.1 Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, in each case the violation of which would have a Material Adverse Effect.

        6.1.2 Payment of Taxes, Etc. Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its Property and (ii) all lawful claims that, if unpaid, would by law become a Lien upon its Property (other than Liens of the type described in clause (b) of the definition of “Permitted Liens”); provided, however, that neither Harley nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with Agreement Accounting Principles, unless and until any Lien resulting therefrom attaches to its Property and becomes enforceable against its other creditors.

        6.1.3 Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Harley or such Subsidiary operates; provided, however, that Harley and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which Harley or such Subsidiary operates and to the extent consistent with prudent business practice.

        6.1.4 Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that Harley and such Subsidiaries may consummate any transaction permitted under Section 6.2.2 and providedfurther that neither Harley nor any of its Material Subsidiaries shall be required to preserve any right or franchise if Harley or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Harley or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Harley, such Subsidiary or the Lenders.

        6.1.5 Visitation Rights. At any reasonable time and from time to time and (so long as no Unmatured Default has occurred and is continuing) upon reasonable notice, permit the Global Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Harley and any of its Material Subsidiaries, and to discuss the affairs, finances and accounts of Harley and any of its Material Subsidiaries with any of their officers and with their independent certified public accountants; provided that unless an Unmatured Default has occurred and is continuing, Harley shall only be required to reimburse the Global Administrative Agent and each Lender for the expenses incurred by the Global Administrative Agent and each Lender for one such examination and visit by the Global Administrative Agent and each Lender in any calendar year.

        6.1.6 Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries, in all material respects, shall be made of all financial transactions and the assets and business of Harley and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

        6.1.7 Maintenance of Properties, Etc. Maintain and preserve, and cause its Material Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        6.1.8 Transactions with Affiliates. Conduct, and cause its Material Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates other than Harley or a wholly-owned Subsidiary of Harley on terms that are fair and reasonable and no less favorable to such Company or its Material Subsidiaries, as applicable, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

        6.1.9 Reporting Requirements. Furnish to the Global Administrative Agent:

            (a) as soon as available and in any event no later than the date which is the earlier of (i) sixty (60) days after the end of each of the first three quarters of each fiscal year of Harley and (ii) the date the Quarterly Report on Form 10-Q for such quarter of Harley would have been required to have been filed under the rules and regulations of the Commission giving effect to any automatic extension available thereunder for filing of such form, the Consolidated balance sheet of Harley and its Subsidiaries and the Consolidated balance sheet of HDFS and its Subsidiaries, in each case as of the end of such quarter and Consolidated statements of income and cash flows of Harley and its Subsidiaries and Consolidated statements of income and cash flows of HDFS and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to the absence of footnotes and to year-end audit adjustments) by the chief financial officer or treasurer of Harley (on behalf of Harley and HDFS) as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer or treasurer of Harley as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.3;

            (b) as soon as available and in any event no later than the date which is the earlier of (i) one hundred twenty (120) days after the end of each fiscal year of Harley and (ii) the date the Annual Report on Form 10-K for such fiscal year of Harley would have been required to have been filed under the rules and regulations of the Commission giving effect to any automatic extension available thereunder for filing of such form, a copy of the annual audit report for such year for Harley and its Subsidiaries, containing the Consolidated balance sheet of Harley and its Subsidiaries and the Consolidated balance sheet of HDFS and its Subsidiaries, in each case as of the end of such fiscal year and Consolidated statements of income and cash flows of Harley and its Subsidiaries and Consolidated statements of income and cash flows of HDFS and its Subsidiaries, in each case for such fiscal year, and in each case accompanied by an opinion ((1) without a “going concern” or like qualification or like exception and (2) other than a qualification permitted by the Commission regarding the internal controls of a company acquired during such period pursuant to a material acquisition by Harley or any Subsidiary, without any qualification or exception as to the scope of such audit) acceptable to the Required Lenders by Ernst & Young LLP or other independent public accountants acceptable to the Required Lenders and certificates of the chief financial officer or treasurer of Harley (on behalf of Harley and HDFS) as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.3;

            (c) as soon as possible and in any event within five (5) Business Days after an executive officer of Harley knows or should have known of the occurrence of each Default or Unmatured Default continuing, a statement of the chief financial officer or treasurer of Harley setting forth details of such Default or Unmatured Default and the action that Harley has taken and proposes to take with respect thereto;

            (d) promptly after the sending or filing thereof, copies of all reports that Harley sends to any of its securityholders as such, and copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) that Harley or any Subsidiary files with the Commission or any national securities exchange, excluding any of the foregoing to the extent related solely to a Permitted Finance Receivables Securitization (unless such report constitutes a notice of default or acceleration);

            (e) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting Harley or any of its Subsidiaries of the type described in Section 5.1.7(ii); and

            (f) such other information respecting Harley or any of its Subsidiaries as any Lender through the Global Administrative Agent may from time to time reasonably request.

Financial statements (other than the certificate of the chief financial officer or the treasurer) required to be delivered pursuant to clauses (a), (b) and (d) of this Section 6.1.9 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such financial statements are filed for public availability on the Commission’s Electronic Data Gathering and Retrieval System; provided that Harley shall notify (which may be by facsimile or electronic mail) the Global Administrative Agent of the filing of any such financial statements.

        6.1.10 Use of Proceeds. Each Borrower shall use the proceeds of the Loans to provide funds for the working capital needs and other general corporate purposes of such Borrower and its Subsidiaries and to repay outstanding Indebtedness (including, without limitation, maturing commercial paper of a U.S. Borrower).

        6.2 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Companies will not:

        6.2.1 Liens, Etc. Create or suffer to exist, or permit any Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign for security purposes, or permit any Material Subsidiaries to assign for security purposes, any right to receive income, other than:

            (a) Permitted Liens;

            (b) purchase money Liens upon or in any real Property or goods acquired or held by any of the Companies or any Material Subsidiary in the ordinary course of business to secure the purchase price of such Property or goods or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such real Property or goods, or Liens existing on such real Property or goods at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such Property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any properties of any character other than the real Property or goods being acquired (and related Property), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced (it being understood that individual financings permitted by this subsection provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted under this subsection); provided, further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (b) shall not exceed $60,000,000 (for the purposes of this Section 6.2.1(b), “goods” has the meaning set forth in Section 9-102(44) of the Uniform Commercial Code as in effect in the State of New York);

            (c) the Liens existing on the Closing Date and described on Schedule 6.2.1(c) hereto;

            (d) Liens on (or assignments of) Property of a Person existing at the time such Person is merged into or consolidated with any of the Companies or any Material Subsidiary of any of the Companies or becomes a Material Subsidiary of any of the Companies; provided that such Liens or assignments were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with any of the Companies or such Subsidiary or acquired by any of the Companies or such Subsidiary;

            (e) other Liens or assignments securing Indebtedness and other obligations in an aggregate principal amount not to exceed $60,000,000 at any time outstanding;

            (f) Liens (A) consisting of sales, assignments, pledges or other transfers of Finance Receivables in connection with a Permitted Finance Receivables Securitization, and (B) on Finance Receivables and on any interest in Finance Receivables retained by Harley or any of its Subsidiaries (including a Finance Receivables Subsidiary), whether directly or through the ownership of a certificate or other interest in another Person, provided to secure Permitted Securitization Recourse Obligations of Harley or any of its Subsidiaries;

            (g) the replacement, extension or renewal of any Lien or assignment permitted by clause (c) or (d) above upon or in the same Property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness or other obligation secured thereby;

            (h) Liens incurred in connection with sale and leaseback transactions securing assets or other Property with a value of not in excess of 5% of the Consolidated shareholders’ equity of Harley as shown on the most recent annual Consolidated financial statements of Harley; and

            (i) Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.2.1.

        6.2.2 Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Subsidiary (other than any Company) may merge or consolidate with or into, or transfer, convey or dispose of assets to, any other Subsidiary, (ii) any of the Companies and any Material Subsidiary may merge into or transfer, convey or dispose of assets to any of the Companies, (iii) Harley may merge into a wholly-owned Subsidiary that has no material assets or liabilities for the sole purpose of changing the state of incorporation of Harley if the surviving corporation shall expressly assume the liabilities of Harley under this Agreement and the other Loan Documents and (iv) any Guarantor may merge or consolidate with a Person (other than a Borrower) in a transaction in which such Guarantor is the surviving entity; provided, in each case, that no Unmatured Default shall have occurred and be continuing at the time of such proposed transaction or would result after giving effect thereto and provided, further, that the foregoing shall not restrict any of the Companies or any Material Subsidiaries in respect of dispositions of inventory, cash or obsolete, used or surplus equipment or other Property in the ordinary course of business or in respect of any Permitted Finance Receivables Securitization.

        6.2.3 Accounting Changes. Make or permit, or permit any of its Material Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

        6.2.4 Changes in Nature of Business. Make, or permit any of its Material Subsidiaries to make, any material change in the nature of the business of Harley and its Subsidiaries taken as a whole as carried on at the date hereof.

        6.2.5 Margin Regulations. Permit more than 25% of the “value” (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) of the assets of Harley and its Subsidiaries, both before and after giving effect to any Advance hereunder, to constitute “margin stock” as defined in Regulations T, U and X issued by the Board of Governors of the Federal Reserve System.

        6.2.6 Amendments to Support Agreement. Allow or suffer to exist any amendment, supplement or other modification to the Support Agreement (if the foregoing adversely affects, or could reasonably be expected to adversely affect, the Lenders but in no event shall any amendment reduce, or effectively reduce, the amount of support under the Support Agreement) without the prior written consent of the Required Lenders.

        6.3 Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Companies shall comply with the following:

        (A) Defined Terms for Financial Covenants. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

“Consolidated Debt” means, at any time, all Indebtedness of HDFS and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of HDFS in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts (i) Subordinated Indebtedness and (ii) Subordinated Intercompany Indebtedness.

“Consolidated EBITDA” means, for any period, net income (or net loss) of Harley and its Consolidated Subsidiaries in accordance with Agreement Accounting Principles plusthe sum of (a) Consolidated Interest Expense, (b) taxes on or measured by income (including franchise taxes imposed in lieu of income taxes), (c) depreciation expense, (d) amortization expense and (e) other non-cash or extraordinary charges minus (f) any cash payments made during such period in respect of any non-cash charges previously added back to Consolidated EBITDA in accordance with the foregoing clause (e) and paid subsequent to the fiscal quarter in which such non-cash charge was incurred, in each case determined in accordance with Agreement Accounting Principles for such period. For the purposes of calculating Consolidated EBITDA for any period, if during such period Harley or any Subsidiary shall have made an acquisition or a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.

“Consolidated Equity” means and refers to, as of the end of any period of determination, the sum, without duplication, of (i) Consolidated Tangible Net Worth of HDFS, (ii) preferred stock and (iii) Subordinated Indebtedness.

“Consolidated Interest Expense” means, with respect to Harley and its Consolidated Subsidiaries for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with Agreement Accounting Principles for the relevant period ended on such date and including interest expense for the relevant period that has been capitalized on the balance sheet.

“Consolidated Tangible Net Worth” of HDFS means its consolidated shareholder’s equity net of intangible assets, as shall be determined in accordance with Agreement Accounting Principles.

“Interest Coverage Ratio” means the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Leverage Ratio” means the ratio of (a) Consolidated Debt of HDFS to (b) Consolidated Equity.

“Subordinated Indebtedness” means Indebtedness of HDFS or its Subsidiaries, whether direct or indirect, to non-affiliated Persons which is subordinated to the Obligations on a basis acceptable to the Global Administrative Agent.

        (B) Minimum Consolidated Tangible Net Worth. HDFS will, as of the end of any fiscal month, maintain a minimum Consolidated Tangible Net Worth of $300,000,000.

        (C) Maximum Leverage Ratio. The Companies shall not permit the Leverage Ratio of HDFS and its consolidated Subsidiaries, as of the end of any fiscal month, to exceed 10.00 to 1.00.

        (D) Minimum Interest Coverage Ratio. Harley shall not permit its Interest Coverage Ratio, as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 2.50 to 1.00.

ARTICLE VII DEFAULTS

        7.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

            (a) Failure to Make Payments When Due. Any Borrower (i) shall fail to pay any principal of any Advance when the same becomes due and payable or (ii) shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five (5) Business Days after the same becomes due and payable.

            (b) Breach of Representation or Warranty. Any representation or warranty made by any Company herein or by any Company (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made.

            (c) Breach of Certain Covenants. (i) Any of the Companies shall fail to perform or observe any term, covenant or agreement under Section 6.1.4, 6.1.5, 6.1.9, 6.2, or 6.3 or (ii) any of the Companies shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the applicable Company by the Global Administrative Agent or any Lender.

            (d) Default as to Other Indebtedness. (i) Any Borrower or any Material Subsidiary shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness owed to any Borrower or any Material Subsidiaries) that is outstanding in a principal or net amount of at least $60,000,000 in the aggregate (but excluding (1) Indebtedness outstanding hereunder and (2) Indebtedness under a Permitted Finance Receivables Securitization) of such Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) or any event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness (including, for the avoidance of doubt, such Indebtedness under a Permitted Finance Receivables Securitization to the extent such Indebtedness appears as a liability or indebtedness on the balance sheet of any Borrower or any Material Subsidiary in accordance with Agreement Accounting Principles – “Balance Sheet ABS Debt”) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or any such Indebtedness (including Balance Sheet ABS Debt) shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness (including Balance Sheet ABS Debt) shall be required to be made, in each case prior to the stated maturity thereof.

            (e) Bankruptcy Events, Etc. Any Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or any such Borrower or any such Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this Section 7.1(e).

            (f) Monetary Judgments. Judgments or orders for the payment of money in excess of $60,000,000 in the aggregate shall be rendered against any Borrower or any Material Subsidiary with respect to which (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be a Default or included in the calculation of the aggregate amount of judgments or orders under this Section 7.1(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

            (g) Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Borrower or any Material Subsidiary that would be reasonably expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

            (h) Change of Control. A Change of Control shall occur.

            (i) ERISA. Harley or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability in excess of $60,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of Harley or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan.

            (j) Guaranty Default. Unless a Guarantor has merged or consolidated with another Company as permitted under Section 6.2.2, any Guarantor shall terminate, revoke, refuse to perform or otherwise breach any of its guaranty and other obligations contained in Article XII, or such guaranty shall otherwise become unenforceable for any reason.

            (k) Support Agreement Default. Harley shall terminate, revoke, refuse to perform or otherwise breach any of its obligations contained in the Support Agreement or such Support Agreement or any part thereof shall terminate or otherwise become unenforceable for any reason.

        A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 8.3.

ARTICLE VIII ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

        8.1 Remedies

            (a) Termination of Commitments; Acceleration. If any Default described in Section 7.1(e) occurs with respect to any Borrower, the obligations of the Lenders to make Loans (including without limitation Syndicated Canadian Loans) hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Global Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may (i) terminate the obligations of the Lenders to make Loans (including without limitation Syndicated Canadian Loans) hereunder or (ii) declare the Obligations to be due and payable, or both, and upon any declaration under clause (ii), the Commitments shall terminate and the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower expressly waives.

            (b) Rescission. If, at any time after termination of the Lenders’ obligations to make Loans but before acceleration of the maturity of the Loans, the relevant Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Unmatured Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 8.3, then upon the written consent of the Required Lenders and written notice to Harley, the termination of Lenders’ respective obligations to make Loans or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Unmatured Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit any Borrower and do not give any Borrower the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or any acceleration hereunder, even if the conditions set forth herein are met.

        8.2 Defaulting Lender. In the event that any Lender fails to fund its Pro Rata Share or Syndicated Canadian Pro Rata Share (as applicable) of any Syndicated Global Advance or Syndicated Canadian Advance requested or deemed requested by the applicable Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a “Non Pro Rata Loan”), until the earlier of such Lender’s cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Global Administrative Agent by any Borrower and otherwise required to be applied to such Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Borrower by the Global Administrative Agent (“Cure Loans”) on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

(i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.8;

(ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Syndicated Global Advance or Syndicated Canadian Pro Rata Share of any Syndicated Canadian Advance at such time as an amount equal to such Lender’s original Pro Rata Share or Syndicated Canadian Pro Rata Share (as applicable) of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

(iii) amounts advanced to any Borrower to cure, in full or in part, any such Lender’s failure to fund its Pro Rata Share of any Syndicated Global Advance or Syndicated Canadian Pro Rata Share of any Syndicated Canadian Advance shall be redenominated in the relevant currency and shall bear interest at the rate applicable to Syndicated Global Loans which are Base Rate Loans or Syndicated Canadian Loans which are Canadian Prime Rate Loans (as applicable), in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans or Canadian Prime Rate Loans (as applicable);

(iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of any Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans or Canadian Prime Rate Loans shall be applied first, ratably to all Base Rate Loans or Canadian Prime Rate Loans (as applicable) constituting Non Pro Rata Loans, second, ratably to Base Rate Loans or Canadian Prime Rate Loans (as applicable) other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans or Canadian Prime Rate Loans (as applicable) constituting Cure Loans;

(v) for so long as and until the earlier of any such Lender’s cure of the failure to fund its Pro Rata Share of any Syndicated Global Advance or Syndicated Canadian Pro Rata Share of any Syndicated Canadian Advance and the termination of the Commitments or Syndicated Canadian Commitments (as applicable), (1) the term “Required Lenders” for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of such Advance have not been so cured) whose Pro Rata Shares represent greater than fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders and (2) the term “Required Syndicated Canadian Banks” for purposes of this Agreement shall mean Syndicated Canadian Banks (excluding all Syndicated Canadian Banks whose failure to fund their respective Syndicated Canadian Pro Rata Share of such Advance have not been so cured) whose Syndicated Canadian Pro Rata Shares represent greater than fifty-one percent (51%) of the aggregate Syndicated Canadian Pro Rata Shares of such Syndicated Canadian Banks; and

(vi) for so long as and until any such Lender’s failure to fund its Pro Rata Share of any Syndicated Global Advance or Syndicated Canadian Pro Rata Share of any Syndicated Canadian Advance is cured in accordance with Section 8.2(ii), such Lender shall not be entitled to any fees with respect to its Commitment or Syndicated Canadian Commitment (as applicable), which fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share or Syndicated Canadian Pro Rata Share (as applicable) of such requested Advance and shall be allocated among such performing Lenders ratably based upon their relative Commitments or Syndicated Canadian Commitments (as applicable).

        8.3 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that (a) no such supplemental agreement shall, without the consent of each Lender directly affected thereby:

(i) postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof);

(ii) reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon or other amounts payable hereunder;

(iii) reduce the percentage specified in the definition of Required Lenders or any other percentage or number of Lenders specified to be the applicable percentage or number in this Agreement to act on specified matters or amend the definitions of “Required Lenders”, “Required Syndicated Canadian Banks”, “Pro Rata Share” or “Syndicated Canadian Pro Rata Share”;

(iv) increase the amount of the Commitment of any Syndicated Global Lender or the Syndicated Canadian Commitment of any Syndicated Canadian Bank or increase any Lender’s Pro Rata Share or any Syndicated Canadian Bank’s Syndicated Canadian Pro Rata Share;

(v) permit any Borrower to assign its rights under this Agreement;

(vi) notwithstanding anything to the contrary in the Support Agreement, release Harley from any of its obligations under the Support Agreement or otherwise terminate the Support Agreement;

(vii) release any Guarantor other than in accordance with the terms of the Loan Documents;

(viii) alter the manner in which payments or prepayments of principal, interest or other amounts under the Loan Documents shall be applied as among the Lenders;

(ix) amend this Section 8.3;

        and (b) any supplemental agreement amending or modifying any provision of the Syndicated Canadian Addendum only requires the written consent of the Canadian Borrower, the Required Syndicated Canadian Banks and the Global Administrative Agent.

        No amendment of any provision of this Agreement relating to the Global Administrative Agent shall be effective without the written consent of the Global Administrative Agent. No amendment of any provision of this Agreement relative to the Global Swing Line Lender shall be effective without the written consent of the Global Swing Line Lender. The Global Administrative Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders or Borrowers.

        If, in connection with any proposed amendment, waiver or consent requiring the consent of “the Lenders”, “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then Harley may (at its sole cost and expense) elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Harley and the Global Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an assignment and assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 13.3(A), and with Harley or such replacement Lender paying the $3,500 processing fee required in Section 13.3(B) and (ii) Harley shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all principal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by any Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.1 3.2, 3.5 and 3.7, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

        8.4 Preservation of Rights. No delay or omission of the Lenders or the Global Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Global Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE IX GENERAL PROVISIONS

        9.1 Survival of Representations. All representations and warranties of the relevant Companies contained in this Agreement shall survive delivery of any Notes and the making of the Loans herein contemplated.

        9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Companies, the Global Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Companies, the Global Administrative Agent and the Lenders relating to the subject matter thereof.

        9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

        9.6 Expenses; Indemnification.

        (A) Expenses. The Borrowers shall reimburse the Global Administrative Agent, the Global Swing Line Lender and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for each such Person, which attorneys and paralegals may be employees of such Persons) paid or incurred by such Persons in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Global Administrative Agent, the Global Swing Line Lender and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for each such Person, which attorneys and paralegals may be employees of such Persons) paid or incurred by each such Person in connection with the collection of the Obligations and enforcement of the Loan Documents; provided that the Borrowers shall not be obligated to so reimburse for more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) as counsel for the Global Administrative Agent and more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) as counsel for the Lenders in connection with such collection or enforcement.

        (B) Indemnity. Each of the Borrowers further agrees to defend, protect, indemnify, and hold harmless the Global Administrative Agent, the Global Swing Line Lender, the Arrangers, each and all of the Lenders, and each of their respective Affiliates, and each of such Person’s respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

(i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans or the use or intended use of the proceeds of the Loans; or

(ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental Law arising from or in connection with the past, present or future operations of the Companies, their Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Companies or their Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Companies or their Subsidiaries or the Release or threatened Release of any contaminant into the environment (collectively, the “Indemnified Matters”);

        provided, however, no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused solely by or resulting solely from the bad faith, willful misconduct or gross negligence of such Indemnitee or such Indemnitee’s material breach of its obligations under this Agreement, in each case as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

        (C) Waiver of Certain Claims; Settlement of Claims. Each of the Companies further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by any Company or any of their Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents (whether or not the Global Administrative Agent, any Lender, the Global Swing Line Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

        (D) Survival of Agreements. The obligations and agreements of the Companies under this Section 9.6 shall survive the termination of this Agreement.

        9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Global Administrative Agent with sufficient counterparts so that the Global Administrative Agent may furnish one to each of the relevant Lenders.

        9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

        9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        9.10 Nonliability of Lenders. The relationship among the Companies and the Lenders, the Global Swing Line Lender and the Global Administrative Agent shall be solely that of borrower or guarantor and lender. Neither the Global Administrative Agent, nor the Global Swing Line Lender nor any Lender shall have any fiduciary responsibilities to any of the Companies. Neither the Global Administrative Agent, nor any Lender, nor the Global Swing Line Lender undertakes any responsibility to any of the Companies to review or inform any of the Companies of any matter in connection with any phase of any of the Companies’ business or operations.

        9.11 CHOICE OF LAW AND SUBMISSION TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO BANKS. EACH COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE GLOBAL ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

        9.12 WAIVER OF JURY TRIAL. EACH OF THE COMPANIES, THE GLOBAL ADMINISTRATIVE AGENT, THE GLOBAL SWING LINE LENDER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        9.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Loan Documents.

        9.14 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

        9.15 Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article XIV. Each Foreign Borrower irrevocably designates and appoints HDFS, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.11 in any federal or New York State court sitting in New York County. HDFS hereby represents, warrants and confirms that HDFS has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each Foreign Borrower until all Loans, all interest thereon and all other amounts payable by such Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof. Each Foreign Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.11 in any federal or New York State court sitting in New York County by service of process upon HDFS as provided in this Section 9.15. Each Foreign Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Borrower. To the extent any Foreign Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), such Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

ARTICLE X THE GLOBAL ADMINISTRATIVE AGENT

        10.1 Appointment; Nature of Relationship. JPMorgan Chase Bank, N.A. is appointed by the Lenders (each reference in this Article X to a Lender being in its capacity either as a Lender or the Global Swing Line Lender, or any or all of the foregoing) as the Global Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Global Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Global Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Global Administrative Agent”, it is expressly understood and agreed that the Global Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Global Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Global Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Global Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

        10.2 Powers. The Global Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Global Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Global Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Global Administrative Agent. The Global Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Global Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Global Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Global Administrative Agent. Without limiting the foregoing, the Global Administrative Agent hereby agrees to provide the notice contemplated by Section 7.1(b) if so requested by the Required Lenders.

        10.3 General Immunity. Neither the Global Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Borrowers or Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

        10.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Global Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV (other than to confirm receipt of items expressly required to be delivered to the Global Administrative Agent on the Closing Date pursuant to Section 4.1); (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Global Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Harley, any guarantor of any or all of the Obligations, any Company or any of their Subsidiaries.

        10.5 Action on Instructions of Lenders. The Global Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except with respect to actions that require the consent of all of the Lenders as provided in Section 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Global Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        10.6 Employment of the Global Administrative Agent and Counsel. The Global Administrative Agent may execute any of its duties hereunder and under any other Loan Document by or through employees, agents, affiliates and attorneys-in-fact, and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Global Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Global Administrative Agent and the Lenders and all matters pertaining to the Global Administrative Agent’s duties hereunder and under any other Loan Document.

        10.7 Reliance on Documents; Counsel. The Global Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Global Administrative Agent, which counsel may be employees of the Global Administrative Agent.

        10.8 The Global Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Global Administrative Agent ratably in proportion to their respective Pro Rata Shares (determined at the time such indemnity is sought) (i) for any amounts not reimbursed by any Borrower for which the Global Administrative Agent is entitled to reimbursement or indemnification by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Global Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, distribution (including via the internet) and enforcement of the Loan Documents, including as a result of a dispute among the Lenders or between any Lender and the Global Administrative Agent, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Global Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, including as a result of a dispute among the Lenders or between any Lender and the Global Administrative Agent; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Global Administrative Agent.

        10.9 Rights as a Lender. With respect to its Commitment, Swing Line Commitment or Syndicated Canadian Commitment, Loans made by it and any Notes issued to it, the Global Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Global Administrative Agent, as applicable, and the term “Lender” or “Lenders”, “Syndicated Canadian Bank” or “Global Swing Line Lender”, as applicable, shall, unless the context otherwise indicates, include the Global Administrative Agent in its individual capacity. The Global Administrative Agent may accept deposits from, lend money to and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Harley, any Company or any of their Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

        10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Global Administrative Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Global Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        10.11 Successor Global Administrative Agent. The Global Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Global Administrative Agent. If no successor Global Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Global Administrative Agent’s giving notice of resignation, then the retiring Global Administrative Agent may appoint, on behalf of the Lenders, a successor Global Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Global Administrative Agent shall be subject to approval by Harley, which approval shall not be unreasonably withheld. Such successor Global Administrative Agent shall be a commercial bank (including a branch thereof) having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Global Administrative Agent hereunder by a successor Global Administrative Agent, such successor Global Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Global Administrative Agent, and the retiring Global Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Global Administrative Agent’s resignation hereunder as the Global Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Global Administrative Agent hereunder and under the other Loan Documents.

        10.12 Co-Agents, Documentation Agent, Syndication Agent, etc. None of the Lenders, if any, identified in this Agreement as a “co-agent”, “documentation agent” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.10.

ARTICLE XI SETOFF; RATABLE PAYMENTS

        11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders or the Global Swing Line Lender under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender or the Global Swing Line Lender to any Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender or the Global Swing Line Lender and the other Obligations, whether or not the Obligations, or any part hereof, shall then be due.

        11.2 Ratable Payments. (a) If any Syndicated Global Lender, whether by setoff or otherwise, has payment made to it upon its Syndicated Global Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Syndicated Global Lender, such Syndicated Global Lender agrees, promptly upon demand, to purchase a portion of the Syndicated Global Loans held by the other Syndicated Global Lenders so that after such purchase each Syndicated Global Lender will hold its ratable proportion of Syndicated Global Loans. If any Syndicated Global Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Syndicated Global Lender agrees, promptly upon demand, to take such action necessary such that all Syndicated Global Lenders share in the benefits of such collateral ratably in proportion to their Syndicated Global Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

        (b) If any Syndicated Canadian Bank, whether by setoff or otherwise, has payment made to it upon its Syndicated Canadian Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Syndicated Canadian Bank, such Syndicated Canadian Bank agrees, promptly upon demand, to purchase a portion of the Syndicated Canadian Loans held by the other Syndicated Canadian Banks so that after such purchase each Syndicated Canadian Bank will hold its ratable proportion of Syndicated Canadian Loans. If any Syndicated Canadian Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Syndicated Canadian Bank agrees, promptly upon demand, to take such action necessary such that all Syndicated Canadian Banks share in the benefits of such collateral ratably in proportion to their Syndicated Canadian Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII GUARANTEE

        In order to induce the Lenders to extend credit hereunder, each Guarantor fully and unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, jointly with the other Guarantors and severally, the Obligations (including, without limitation, interest accruing hereunder after the commencement of any case under the United States Bankruptcy Code or any other bankruptcy-related rules or legislation in any country in which a Company is organized, whether or not allowed as a claim in such case). The obligations of the Guarantors under this Article XII are sometimes referred to as the “Guarantee”. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

        Each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by the failure of any Lender or the Global Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.

        Each Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

        Each Guarantor agrees that its obligations under this Guarantee shall be unconditional, irrespective of:

(i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents;

(ii) the absence of any attempt by, or on behalf of, any Lender or the Global Administrative Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower, any other guarantor of the Obligations or any other Person;

(iii) the election of any remedy by, or on behalf of, any Lender or the Global Administrative Agent with respect to all or any part of the Obligations;

(iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender or the Global Administrative Agent with respect to any provision of any of the Loan Documents;

(v) the failure of the Global Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

(vi) the election by, or on behalf of, any one or more of the Lenders or the Global Administrative Agent in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”) or other bankruptcy-related rules or legislation in any country in which a Company is organized, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(vii) any borrowing or grant of a security interest by any Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code or any other bankruptcy-related rules or regulations in any country in which a Borrower is organized;

(viii) the disallowance, under Section 502 of the Bankruptcy Code or any other bankruptcy-related rules or regulations in any country in which a Company is organized, of all or any portion of the claims of any of the Lenders or the Global Administrative Agent for repayment of all or any part of the Obligations; or

(ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower or any Guarantor.

        The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. The Lenders, either themselves or acting through the Global Administrative Agent, are authorized, without notice or demand and without affecting the liability of any Guarantor hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guarantee, or any other guaranties of all or any part of the Obligations, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guarantee, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty.

        The Guarantors consent and agree that none of the Lenders nor the Global Administrative Agent nor any Person acting for or on behalf of the Lenders or the Global Administrative Agent shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations. The Guarantors further agree that, to the extent that any Borrower, any Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender or the Global Administrative Agent, or any Lender or the Global Administrative Agent receives any proceeds of collateral for all or any part of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Borrower, such Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

        In furtherance of the foregoing and not in limitation of any other right which the Global Administrative Agent or any Lender may have at law or in equity against the Guarantors by virtue hereof, upon the failure of any Borrower to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor promises to and will, upon receipt of written demand by the Global Administrative Agent, forthwith pay, or cause to be paid, in cash, the amount of such unpaid Obligations. The Guarantors further agree, jointly and severally, that if payment in respect of any of the Obligations owed to any Lender shall be due in a currency other than Dollars and/or at a place of payment other than as designated in this Agreement or the Syndicated Canadian Addendum and if, by reason of any Change in Law (as defined in Section 3.1), disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the judgment of such Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Guarantors shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in the applicable place designated in this Agreement or the Syndicated Canadian Addendum, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

        Until the Obligations have been paid in full in cash and the Termination Date shall have occurred, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Global Administrative Agent (or any of them) now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Global Administrative Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of any Borrower to the Lenders or the Global Administrative Agent (or any of them).

        This Guarantee shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and this Agreement and all financing arrangements between any Borrower, the Global Administrative Agent and the Lenders shall have been terminated; provided that if a Guarantor is merged or consolidated with another Company pursuant to Section 6.2.2 or if the capital stock of a Guarantor is sold, transferred or otherwise disposed of in a transaction permitted pursuant to the terms of this Agreement (as in effect on the Closing Date), such Guarantor shall be released from its obligations under this Agreement without further action. If, notwithstanding the foregoing, the Guarantors (or any of them) shall have any right under applicable law to terminate or revoke this Guarantee, the Guarantors agree that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantors, is actually received by the Global Administrative Agent. Such notice shall not affect the right and power of any of the Lenders or the Global Administrative Agent to enforce rights arising prior to receipt thereof by the Global Administrative Agent. If any Lender grants loans or takes other action after a Guarantor terminates or revokes this Guarantee but before the Global Administrative Agent receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred. The provisions of this Article XII shall remain in full force and effect, notwithstanding any termination of this Agreement, until the Obligations shall have been fully paid (in cash) and discharged.

        Notwithstanding anything contained in this Article XII to the contrary, no Guarantor shall be liable hereunder for any of the Loans made to, or any other Obligation of, Harley.

ARTICLE XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Companies, the Lenders and the Global Administrative Agent and their respective successors and assigns, except that (i) the Companies shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Notwithstanding clause (ii) of this Section 13.1, any Lender may at any time, without the consent of any Borrower or the Global Administrative Agent, assign all or any portion of its rights under this Agreement and any Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Global Administrative Agent may treat any Lender as the owner of the Loans for all purposes hereof unless and until such Lender complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Global Administrative Agent. Any such assignee or transferee agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Loan, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Loan.

        13.2 Participations.

        (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Commitment or Syndicated Canadian Commitment of such Lender or any other interest of such Lender under the Loan Documents on a pro rata basis. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans for all purposes under the Loan Documents, all amounts payable by any Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and such Borrower and the Global Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents except that, for purposes of Article III hereof, the Participants shall be entitled to the same rights as if they were Lenders provided however that no Participant shall be entitled to receive any greater payment under Article III than the Lender would have been entitled to receive with respect to the rights participated.

        (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, other than any amendment, modification or waiver with respect to any Loan or Commitment or Syndicated Canadian Commitment in which such Participant has an interest which involves an amendment, modification or waiver with respect to a matter which, if such Participant were a Lender hereunder, would require the consent of such Lender under clauses (i) through (viii) of Section 8.3 hereof.

        (C) Benefit of Setoff. The Companies agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

        13.3 Assignments.

        (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities which is not (i) a competitor of any of the Companies or (ii) a Person that is, or is owned or controlled by, a participant in the transportation industry (“Purchasers”) all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, Syndicated Canadian Commitment, Swing Line Commitment, all Loans owing to it, all of its participation interests in Syndicated Canadian Loans and Swing Line Loans, and its obligation to participate in additional Syndicated Canadian Loans and Swing Line Loans hereunder) in accordance with the provisions of this Section 13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the rights and obligations of any assigning Lender under this Agreement. Such assignment shall be substantially in the form of Exhibit C hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender’s rights and obligations under the Loan Documents or, except for assignments to another Lender, an Affiliate thereof or an Approved Fund, involves loans and commitments in an aggregate amount of at least $5,000,000. Notice to the Global Administrative Agent shall be required prior to any assignment becoming effective and the consent of the Global Administrative Agent (which consent will not be unreasonably withheld or delayed) shall be required prior to any assignment becoming effective with respect to a Purchaser which is not a Lender and, so long as no Default shall have occurred and be continuing, notice to and consent of Harley (which consent will not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate thereof or an Approved Fund.

        (B) Effect; Effective Date. Upon (i) delivery to the Global Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit C hereto (a “Notice of Assignment”), together with any consents required by Section 13.3(A) hereof, and (ii) payment of a $3,500 fee to the Global Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no consent or action by any of the Borrowers or the Lenders and no further consent or action by the Global Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and the Syndicated Canadian Loan participations and Swing Line Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Global Administrative Agent and Harley shall, if requested by such transferor Lender or Purchaser, make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.

        (C) The Register. The Global Administrative Agent shall maintain at its address referred to in Section 14.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 13.3 and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower and each of its Subsidiaries, the Global Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        13.4 Confidentiality. (i) Subject to Section 13.5, the Global Administrative Agent and the Lenders shall hold confidential (A) all nonpublic information obtained pursuant to the requirements of this Agreement and (B) except as otherwise permitted by Harley, all information related to the Licensed Marks (as defined in Section 13.6)) and all other information which a reasonable person would deem to be confidential and/or proprietary in light of the nature of the information and the manner in which it was disclosed; provided that the Global Administrative Agent and the Lenders may each make disclosure (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential and the Global Administrative Agent and each Lender, as applicable, shall be responsible for breach by its respective affiliated Persons to which the Global Administrative Agent or such Lender made such disclosure), (2) to the extent requested by any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (6) subject to a written agreement containing provisions substantially the same as those of this Section, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (7) with the prior written consent of Harley or (8) to the extent such information (a) becomes publicly available other than as a result of a breach of this Section or (b) becomes available to the Global Administrative Agent or any Lender on a nonconfidential basis from a source other than the Companies. In no event shall the Global Administrative Agent or any Lender be obligated or required to return any materials furnished by Harley, the Companies or any of their Subsidiaries; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of Harley or any Company in connection with this Agreement.

        (ii) (A) To the extent that the Gramm-Leach-Bliley Act, Title V/Privacy (collectively with the related implementing regulations, the “GLBA”), shall be applicable to the transactions contemplated herein, each of the parties hereto agrees that (1) it shall use all non-public personal information obtained pursuant to the requirements of this Agreement solely for the purposes for which the information is disclosed or as otherwise permitted in conformance with the requirements of the GLBA and (2) it shall maintain the confidentiality of such information to the same extent as described in Section 13.4(i). This clause shall survive the termination of this Agreement.

        (B) In the event that the Global Administrative Agent or any Lender reasonably believes that any physical and/or electronic safeguards have been breached, and that non-public personal information has been obtained by persons and/or entities without authority to use or view such non-public personal information, the Global Administrative Agent or such Lender, as applicable, will notify HDFS and Harley, in writing, as soon as reasonably practicable. The Global Administrative Agent and each Lender shall also maintain commercially reasonable processes and procedures for the storage, retention, and disposal of documents and storage media containing nonpublic personal information. Nothing in this clause shall be construed to create any third-party beneficiary rights in any consumer or other holder of nonpublic personal information. This clause shall survive the termination of this Agreement.

        (iii) Each of the parties hereto acknowledges that any breach of the aforesaid confidentiality obligations in this Section 13.4 is likely to cause or threaten irreparable harm to HDFS and Harley. Therefore, HDFS and Harley shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages. Nothing stated herein will be construed to limit any other remedies available to the parties hereto. This section shall survive the termination of this Agreement.

        13.5 Dissemination of Information. Each of the Companies authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the Companies and their Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree in writing to preserve in accordance with Section 13.4 the confidentiality of any non-public information described therein.

        13.6 Non-Use of HDFS’Licensed Marks. (i) HDFS , Harley and their affiliates have the right pursuant to licenses or otherwise to use certain trademarks, logos, etc. relating to Harley-Davidson Motorcycles, HDFS and their affiliates (the “Licensed Marks”). Except as permitted by the following sentences, none of the Global Administrative Agent, the Lenders or their Affiliates are authorized to use such Licensed Marks or Harley’s or HDFS’s text name and logo on forms, in legal documents, in advertising, marketing materials, in press releases or any other document or material. In the event the Global Administrative Agent, any Lender or any of their Affiliates wish to use said Licensed Marks, such Person must obtain HDFS’s and Harley’s prior written approval, which said approval is at HDFS’s and Harley’s sole and absolute discretion and subject to subsequent periodic review of such use and to such reasonable specifications of HDFS and Harley to the extent such specifications are directly related to the legal maintenance, whether such is before or after lapse or termination of this Agreement. The Harley-Davidson text name, logo(s) and registered trademark are not to be used by the Global Administrative Agent, any Lender or any of their Affiliates in any way before, during or after the term of this Agreement, unless prior written consent is obtained from HDFS and Harley. This section shall survive the termination of this Agreement.

        (ii) Each of the parties hereto acknowledges that any breach of the aforestated non-use obligations in this Section 13.6 is likely to cause or threaten irreparable harm to HDFS and Harley. Therefore, in the event of any such breach, HDFS and Harley shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages. Nothing stated in this Section 13.6 shall be construed to limit any other remedies available to any party hereto.

ARTICLE XIV NOTICES

        14.1 Giving Notice. Except as otherwise permitted by Article II with respect to Borrowing Notices and Section 6.1.9, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or, if by courier, one (1) Business Day after deposit with a reputable overnight carrier service; with all charges paid. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Global Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Global Administrative Agent and the applicable Lender. The Global Administrative Agent or the Companies may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

        14.2 Change of Address. Any of the Companies, the Global Administrative Agent, the Global Swing Line Lender and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto (or, in the case of any Lender, by notice in writing to Harley and the Global Administrative Agent).

ARTICLE XV COUNTERPARTS

        15.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

[Remainder of This Page Intentionally Blank]

        IN WITNESS WHEREOF, the Companies, the Lenders and the Global Administrative Agent have executed this Agreement as of the date first above written.

HARLEY-DAVIDSON, INC.,
as a U.S. Borrower
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President and Treasurer
Address:
Harley-Davidson, Inc.
3700 West Juneau Avenue
Milwaukee, Wisconsin 53208
Attention: Perry A. Glassgow, Vice-President
and Treasurer
Telephone No.: (414) 343-4584
Facsimile No.: (414) 343-4990
with copy to (in the case of a notice of Default):
Harley-Davidson, Inc.
3700 West Juneau Avenue
Milwaukee, Wisconsin 53208
Attention: Gail A. Lione, Executive Vice-President,
General Counsel and Secretary
Telephone No.: (414) 343-4044
Facsimile No.: (414) 343-4089

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

HARLEY-DAVIDSON FUNDING CORP.,
as a U.S. Borrower
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President, Acting Chief Financial
Officer, and Treasurer
Address:
222 W. Adams Street
Suite 2000
Chicago, IL 60606
Attention: Treasurer
Telephone No.: (312) 696-5375
Facsimile No.: (312) 368-4372

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

HARLEY-DAVIDSON FINANCIAL SERVICES EUROPE LIMITED,
as the U.K. Borrower
Signed for and on behalf of Harley-Davidson
Financial Services Europe Limited by Perry A.
Glassgow, its duly Authorised Signatory, acting by
Power of Attorney
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Authorised Signatory
Address:
222 W. Adams Street
Suite 2000
Chicago, IL 60606
Attention: Treasurer
Telephone No.: (312) 696-5375
Facsimile No.: (312) 368-4372

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC.,
as the Canadian Borrower
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice-President and Treasurer
Address:
222 W. Adams Street
Suite 2000
Chicago, IL 60606
Attention: Treasurer
Telephone No.: (312) 696-5375
Facsimile No.: (312) 368-4372

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.,
as a Guarantor
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Acting Chief Financial Officer,
Vice President, Treasurer and
Assistant Secretary
Address:
222 W. Adams Street
Suite 2000
Chicago, IL 60606
Attention: Treasurer
Telephone No.: (312) 696-5375
Facsimile No.: (312) 368-4372

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC.,
as a Guarantor
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President and Acting
Chief Financial Officer
Address:
222 W. Adams Street
Suite 2000
Chicago, IL 60606
Attention: Treasurer
Telephone No.: (312) 696-5375
Facsimile No.: (312) 368-4372

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

HARLEY-DAVIDSON CREDIT CORP.,
as a Guarantor
By: /s/ Perry A. Glassgow
Name: Perry A. Glassgow
Title: Vice President and Treasurer
Address:
222 W. Adams Street
Suite 2000
Chicago, IL 60606
Attention: Treasurer
Telephone No.: (312) 696-5375
Facsimile No.: (312) 368-4372

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

JPMORGAN CHASE BANK, N.A.,
as the Global Administrative Agent, the Global Swing Line
Lender and as a Lender
By: /s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director
John K. Swint
Phone 713-750-2494
E-Mail john.k.swint@jpmorgan.com
Fax 713-750-2938
JPMorgan Chase Bank
1111 Fannin Street, Floor 10
Houston, TX 77002-6925
In the case of Borrowing Notices for Advances in Pounds
Sterling, euros and Swiss Francs:
J.P. Morgan Europe Limited
125 London Wall
London EC2Y 5AJ
Attention: Suchi P L
Facsimile No.: +44-207-777-2360

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

CITIBANK, N.A.,
as Syndication Agent and as a Lender
By: /s/ Kevin A. Ege
Name: Kevin A. Ege
Title: Vice President
Address:
390 Greenwich Street
New York, New York 10013

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

ABN AMRO BANK N.V.,
as a Documentation Agent and as a Lender
By: /s/ Jean Tremblay
Name: Jean Tremblay
Title: Managing Director
By: /s/ Brendan Korb
Name: Brendan Korb
Title: Director
Address:
540 West Madison, Suite 2204
Chicago, IL 60661
Attention: Brendan Korb, Director
Telephone No.: (312) 338-3443
Facsimile No.: (312) 338-7252

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

BNP PARIBAS,
as a Documentation Agent and as a Lender
By: /s/ Jo Ellen Bender
Name: Jo Ellen Bender
Title: Managing Director
By: /s/ Fikret Durmus
Name: Fikret Durmus
Title: Vice President
Address:
209 S. LaSalle Ste 500
Chicago, IL 60625
Attention: Jo Ellen Bender
Telephone No.: 312-977-2225
Facsimile No.: 312-977-1380

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

DEUTSCHE BANK AG, New York Branch,
as a Documentation Agent and as a Lender
By: /s/ Kirk Meighan
Name: Kirk Meighan
Title: Managing Director
By: /s/ Eric Moskal
Name: Eric Moskal
Title: Director
Address:
60 Wall Street
New York, NY 10005
Attention: David Bitterman, Managing Director
Telephone No.: (212) 250-0257
Facsimile No.: (212) 797-0085

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Brett M. Justman
Name: Brett M. Justman
Title: Vice President
Address:
Mail Loc: MK-WI-T5CB
777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Brett Justman
Telephone No.: 414.765.5027
Facsimile No.: 414.765.4632

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

MIZUHO CORPORATE BANK, LTD.,
as a Lender
By: /s/ Robert Gallagher
Name: Robert Gallagher
Title: Authorized Signatory
Address:
[1251 Avenue of the Americas]
[New York, NY 10020]
Attention: [Donna DeMagistris]
Telephone No.: [212-282-3335]
Facsimile No.: [212-282-4488]

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

MORGAN STANLEY BANK,
as a Lender
By: /s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

1585 Broadway | Floor 02
New York, NY 10036
Phone: +1 212 761-2225
Fax.: +1 212 507-2577

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender
By: /s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory
Address:
1251 Avenue of the Americas
New York, NY 10020
Attention: US Corporate Banking
Wayne Yamanaka
Facsimile No.: 212-782-6440 with a copy to
312-696-4535

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

FORTIS BANK SA/NV, NEW YORK BRANCH,
as a Lender
By: /s/ John W. Deegan
Name: John W. Deegan
Title: Director & Group Head
By: /s/ Steven D. Silverstein
Name: Steven D. Silverstein
Title: Director
Address:
520 Madison Avenue
New York, New York 10022
Attention: Douglas Riahi
Telephone No.: 212-340-5321
Facsimile No.: 212-340-5320

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Joseph Giampetroni
Name: Joseph Giampetroni
Title: Senior Vice President
Address:
230 W Monroe Street | Suite 2900
Chicago, IL 60606
Attention: Wells Fargo Bank | US Corporate Banking
Telephone No.: (312) 845-4397
Facsimile No.: (312) 553-4783

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

FIFTH THIRD BANK,
as a Lender
By: /s/ Garland Robeson
Name: Garland Robeson
Title: Assistant Vice President
Address:
380 Fountain Square
MD 109055
Cincinnati, OH 45263
Attention: Garland Robeson
Telephone No.: 513.534.0087
Facsimile No.: 513.534.5947

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

M&I MARSHALL & ILSLEY BANK,
as a Lender
By: /s/ James R. Miller
Name: James R. Miller
Title: Senior Vice President
Address:
[770 N. Water St.]
[Milwaukee, WI 53202]
Attention: [Leo Freeman]
Telephone No.: [414-765-7943]
Facsimile No.: [414-765-7670]

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

THE BANK OF NEW YORK, MELLON,
as a Lender
By: /s/ Jane Angelini
Name: Jane Angelini
Title: First Vice President
Address:
One Mellon Center
500 Grant St. Suite 3600
Pittsburgh, Pa 15258
Attention: Jane Angelini
Telephone No.: 412-234-0720
Facsimile No.: 412-209-2089

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008

THE NORTHERN TRUST COMPANY,
as a Lender
By: /s/ Keith Burson
Name: Keith Burson
Title: Vice President
Address:
50 S. LaSalle Street
Chicago, IL 60603
Attention: Keith Burson
Telephone No.: 312-444-3099
Facsimile No.: 312-444-4906

Signature Page to 3-Year Credit Agreement
Harley-Davidson, Inc. et al
July 2008